Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “*”.

Ver. EQ. 10/15/10

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

AND

ENUMERAL BIOMEDICAL CORP

EXCLUSIVE PATENT LICENSE AGREEMENT

TABLE OF CONTENTS

RECITALS	1
1. Definitions.	3
2. Grant of Rights.	13
3. COMPANY Diligence Obligations.	17
4. Royalties and Payment Terms.	21
5. Reports and Records.	32
6. Patent Prosecution.	36
7. Infringement.	37
8. Indemnification and Insurance	40
9. No Representations or Warranties	43
10. Assignment.	43
11. General Compliance with Laws	44
12. Termination	46
13. Dispute Resolution.	48
14. Miscellaneous.	49
APPENDIX A	54
APPENDIX B	55
APPENDIX C	56
APPENDIX D	57
EXHIBIT A-1	1
EXHIBIT A-2	3
EXHIBIT B-1	5
EXHIBIT B-2	6

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Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “*”.

Ver. EQ. 10/15/10

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

EXCLUSIVE PATENT LICENSE AGREEMENT

This Agreement, effective as of the date set forth above the signatures of the parties below (the "EFFECTIVE DATE"), is between the Massachusetts Institute of Technology ("M.I.T."), a Massachusetts corporation, with a principal office at 77 Massachusetts Avenue, Cambridge, MA 02139-4307 and Enumeral Biomedical Corp., Inc. ("COMPANY"), a Delaware corporation, with a principal place of business at 1450 Broadway, 24th Floor, New York, NY 10018.

RECITALS

WHEREAS, M.I.T. is the owner or joint owner of certain PATENT RIGHTS (as later defined herein) relating to M.I.T. Case No. 12967W, "Method for Screening Libraries of Enzymes with Improved Catalytic Properties or Altered Substrate Specificity Using Microwells for the Spatial Separation of Cells Producing the Enzymes", by John Christopher Love and Kerry Routenberg Love; M.I.T. Case No. 13528, "Method for Diagnosing Allergic Reactions", by Qing Han, John Christopher Love and Vinay Tripuraneni; M.I.T. Case No. 13529, "Method for Detecting Active and Latent Virally Infected Cells", by Yuan Gong and John Christopher. Love; M.I.T. Case No. 13546, "Method for Assessing Cytotoxicity of Single Cells", by Boris Julg, John Christopher Love and Navin Varadarajan; and M.I.T. Case No. 13627, "Composition of an Array of Microwells with an Integrated Microfluidic System", by John Christopher Love, Eliseo Papa and Craig M. Story, and has the right to grant licenses under said PATENT RIGHTS;

WHEREAS, M.I.T. and the Whitehead Institute of Biomedical Research (hereinafter “Whitehead”) jointly own certain of the PATENT RIGHTS relating to M.I.T. Case No. 12967W, "Method for Screening Libraries of Enzymes with Improved Catalytic Properties or Altered Substrate Specificity Using Microwells for the Spatial Separation of Cells Producing the Enzymes", by John Christopher Love and Kerry Routenberg Love, and have signed a Joint Invention Agreement, effective August 25, 2008, and amended by a First Amendment effective July 29, 2009, that appoints M.I.T. as the sole agent for licensing such PATENT RIGHTS and which has not been terminated and is still in effect and valid; and

WHEREAS, M.I.T. and the General Hospital Corporation, doing business as Massachusetts General Hospital, (hereinafter “Hospital”) jointly own certain of the PATENT RIGHTS relating to M.I.T. Case No. 13546, "Method for Assessing Cytotoxicity of Single Cells", by Boris Julg, John Christopher Love and Navin Varadarajan, and have signed a Joint Invention Administration Agreement, effective December 10, 2010, that appoints M.I.T. as the exclusive agent for licensing such PATENT RIGHTS and which has not been terminated and is still in effect and valid; and

WHEREAS, the President and Fellows of Harvard College (hereinafter “Harvard”), is the owner of certain of the PATENT RIGHTS relating to M.I.T. Case No. 12393Q, "Screening Assays and Methods", by John Christopher Love, Hidde L. Ploegh and Jehnna Ronan (Harvard Reference HU-2514) (the “HARVARD PATENT RIGHTS” as later defined herein); and

WHEREAS, M.I.T. and Harvard have signed an Inter-Institutional Agreement, dated May 17, 2010, and amended by a Letter Amendment dated December 1, 2010, that appoints M.I.T. as the exclusive agent for licensing the HARVARD PATENT RIGHTS, which has not been terminated and which is still in effect and binding;

WHEREAS, John Christopher Love and Kerry Routenberg Love, inventors of certain of the PATENT RIGHTS and current employees of M.I.T., have or will shortly acquire equity in COMPANY, the Conflict Avoidance Statement of John Christopher Love and Kerry Routenberg Love are attached as Exhibits A-1 and A-2 hereto;

WHEREAS, John Christopher Love and Kerry Routenberg Love, inventors of certain of the PATENT RIGHTS, have or will shortly acquire equity in COMPANY not resulting from this Agreement, the Inventor/Author Acknowledgment of No Equity Distribution in M.I.T.'s institutional equity share of John Christopher Love and Kerry Routenberg Love are attached as Exhibits B-1 and B-2 hereto;

WHEREAS, M.I.T.'s Vice President for Research has approved that John Christopher Love, an inventor of the PATENT RIGHTS, now holds or shall shortly acquire equity in COMPANY and that M.I.T. is accepting equity as partial consideration for the rights and licenses granted under this Agreement;

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WHEREAS, M.I.T., for itself and on behalf of HARVARD, WHITEHEAD, and HOSPITAL, desires to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant a license thereunder;

WHEREAS, COMPANY has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that, subject to the terms and conditions hereof, COMPANY shall commit itself to a diligent program of exploiting the PATENT RIGHTS so that public utilization shall result therefrom; and

WHEREAS, COMPANY desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, M.I.T., for itself and on behalf of the Hospital, Whitehead and Harvard, and COMPANY hereby agree as follows:

1. Definitions.

1.1     "AFFILIATE" shall mean any legal entity (such as a corporation, partnership, or limited liability company) that is controlled by COMPANY. For the purposes of this definition, the term "control" means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

1.2     “APPARATUS PRODUCT” shall mean a LICENSED PRODUCT that is a microarray comprising microwells, and that is substantially similar to a product as described in the HARVARD PATENT RIGHTS, including without limitation claims 5-14 of U.S. Patent Application Serial Number 11/523124 as filed, and/or M.I.T. Case No. 13627, and which has utility in practicing the methods and processes described in the PATENT RIGHTS.

1.3     “COMBINATION PRODUCT” shall mean a product, including a package of related products sold together as a kit) which contains (i) a component that is a LICENSED PRODUCT or DISCOVERED PRODUCT; and (ii) one or more essential functional components (“OTHER COMPONENT”) that are or which could be sold separately and which perform a useful function independent of the LICENSED PRODUCT or DISCOVERED PRODUCT component, such that the LICENSED PRODUCT or DISCOVERED PRODUCT component can also function independently of the OTHER COMPONENT. For the purposes of this Agreement, the parties agree that an “OTHER COMPONENT” shall specifically exclude, without limitation, the following: slides, plastic ware (such as tubes and plates), glassware, water and buffers. Without limiting the foregoing, an example of a COMBINATION PRODUCT could be (a) a diagnostic panel comprising a DIAGNOSTIC PRODUCT component and at least one other independent diagnostic biomarker, i.e., the OTHER COMPONENT.

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1.4     “COMPETING ORGANIZATION” means any person or organization engaged in, or that anticipates becoming engaged in, researching, acquiring, producing, distributing, providing investigating, developing, manufacturing, marketing, supervising, licensing or commercializing a COMPETING PRODUCT OR SERVICE anywhere in the world.

1.5     “COMPETING PRODUCT OR SERVICE” means any product, process, or service of any person or organization other than the COMPANY or any of its subsidiaries, in existence or under development, (i) which is identical to, substantially the same as, in competition with, or an adequate substitute for any product, process, or service of the COMPANY or any of its subsidiaries, in existence or under development or (ii) which is (or could reasonably be anticipated to be) marketed or distributed or is under development to be marketed or distributed, as to compete with such product, process or service of the Company or any of its subsidiaries.

1.6     “CONFIDENTIAL INFORMATION” shall mean any confidential or proprietary information furnished by one party (the “Disclosing Party”) to the other party (the “Receiving Party”) in connection with this Agreement, provided that such information is specifically designated as confidential. Such CONFIDENTIAL INFORMATION shall include, without limitation, any information provided by COMPANY to M.I.T. pursuant to Section 5.2, or made available to M.I.T. or its auditors pursuant to Section 5.4.

1.7     “CORPORATE PARTNER” shall mean any non-AFFILIATE, non-SUBLICENSEE entity which agrees to compensate, at a minimum including payment of RESEARCH SUPPORT PAYMENTS, COMPANY or an AFFILIATE or SUBLICENSEE for COMPANY’s or AFFILIATE’s or SUBLICENSEE’s practice of the PATENT RIGHTS, LICENSED PRODUCTS, DISCOVERED PRODUCTS and/or LICENSED PROCESSES on behalf of or in collaboration with such entity, including without limitation for (i) discovery and development activities for DISCOVERED PRODUCTS, and/or (ii) identification and/or characterization of drug candidates, or drug response analysis.

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1.8     “CORPORATE PARTNER INCOME” shall mean any payments that COMPANY or an AFFILIATE or SUBLICENSEE receives from a CORPORATE PARTNER in consideration of any of the rights described in Section 1.4, including without limitation upfront fees, milestone and bonus payments (including without limitation milestone payments related to LICENSED PRODUCTS, LICENSED PROCESSES and/or DISCOVERED PRODUCTS), agreement maintenance fees, and other payments, but specifically excluding (i) royalties on NET SALES due under Section 4.1(c), and (ii) RESEARCH SUPPORT PAYMENTS.

1.9     “DIAGNOSTIC PRODUCT” shall mean a LICENSED PRODUCT or DISCOVERED PRODUCT that is used or intended for use (i) in the diagnosis and/or prognosis of diseases or conditions, and/or (ii) for the medical management of disease or conditions, including without limitation the determination (whether by selection or exclusion) of a particular intervention for the prevention and/or treatment of disease, in humans, including without limitation application specific reagents and kits.

1.10     “DISCOVERED PRODUCT” shall mean any product that, in whole or in part, is discovered, identified, selected or determined to have utility in whole or in part by the use of LICENSED PRODUCTS and/or LICENSED PROCESSES, including without limitation the use of a screening method or assay covered by one or more VALID CLAIMS of the PATENT RIGHTS. For example, in the case of THERAPEUTIC PRODUCTS and DIAGNOSTIC PRODUCTS, DISCOVERED PRODUCTS shall include, without limitation, a previously known product for which LICENSED PRODUCTS and/or LICENSED PROCESSES are used to identify criteria for either selecting or deselecting groups and/or individuals for a particular use of such product, thereby clinically increasing the efficacy and/or safety of the use of such product. For any DISCOVERED PRODUCT that also falls within the definition of LICENSED PRODUCT, then such DISCOVERED PRODUCT shall be deemed a LICENSED PRODUCT for the purposes of this Agreement rather than a DISCOVERED PRODUCT.

1.11     "EXCLUSIVE PERIOD" shall mean the period of time set forth in Section 2.2.

1.12     "FIELD" shall mean all fields.

1.13     “GENERIC LAUNCH DATE” shall mean, on a country-by-country basis, the date of the first sale by a third party, for end use or consumption by a patient, of a GENERIC PRODUCT in the subject country.

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1.14     “GENERIC PRODUCT” shall mean, on a country-by-country and DISCOVERED PRODUCT-by-DISCOVERED PRODUCT basis, a therapeutic product that (i) in the instance of a small molecule chemical drug, has the same composition of matter as and is bioequivalent to an approved DISCOVERED PRODUCT, or (ii) in the instance of a biological drug, is a biosimilar of and interchangeable with an approved DISCOVERED PRODUCT, and in each instance is intended for the same indication as an approved DISCOVERED PRODUCT, and which has been approved for marketing and/or sale under an Abbreviated New Drug Application (or equivalent, including without limitation for biosimilar biological products) as a generic or follow-on biologic product by the regulatory authorities, and which could not have been sold or with respect to which a license would have been required to be obtained from COMPANY, if patent or other exclusivity rights (for example, data exclusivity) covering the approved DISCOVERED PRODUCT would have been in full force and effect.

1.15     “HARVARD PATENT RIGHTS” shall mean Harvard’s rights in:

(a) U.S. Patent Application No. 11/523,124;

(b) any patent or patent application that claims priority to and is a divisional, continuation, reissue, renewal, reexamination, substitution or extension of the patent application identified in (a);

(c) any patents issuing on any of the patent applications identified in (a) or (b), including any reissues, renewals, reexaminations, substitutions or extensions thereof;

(d) any claim of a continuation-in-part application or patent that is entitled to the priority date of, and is directed specifically to subject matter specifically described in, at least one of the patents or patent applications identified in (a), (b) or (c); and

(e) any foreign counterpart (including PCTs) of any of the patents or patent applications identified in (a), (b) or (c) or of the claims identified in (d).

1.16     “IMPROVEMENT” shall mean any patentable invention which is:

(i) arising from research performed solely in the laboratory of John Christopher Love at M.I.T; and

(ii) disclosed to the M.I.T. Technology Licensing Office within two (2) years of the EFFECTIVE DATE; and

(iii) dominated by claims of the PATENT RIGHTS other than the HARVARD PATENT RIGHTS licensed under this Agreement and listed in Appendix A as of the EFFECTIVE DATE; and

(iv) available for licensing after satisfaction of any rights granted to sponsors of the research leading to such invention.

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1.17     “IND” means an Investigational New Drug Application (as defined in Title 21 of the United States Code of Federal Regulations, as amended from time to time) filed or to be filed with the United States Food and Drug Administration, or any successor agency thereto, with regard to any THERAPEUTIC PRODUCT, and any foreign equivalent thereof.

1.18     "LICENSED PRODUCT" shall mean any product that, in whole or in part:

(i)          absent the license granted hereunder, would infringe one or more VALID CLAIMS of the PATENT RIGHTS; or

(ii)         is manufactured by using a LICENSED PROCESS or that, when used, practices a LICENSED PROCESS in each instance as defined in Section 1.19(i).

1.19     "LICENSED PROCESS" shall mean any process:

(i)         that, absent the license granted hereunder, would infringe one or more VALID CLAIMS of the PATENT RIGHTS; or

(ii)        which uses a LICENSED PRODUCT as defined in Section 1.18(i).

1.20     “LICENSED SERVICE” shall mean: (i) any provision of services to a third party using LICENSED PRODUCTS, DISCOVERED PRODUCTS and/or LICENSED PROCESSES; and/or (ii) any practice of the PATENT RIGHTS on behalf of a third party, including without limitation research, discovery and/or development of DISCOVERED PRODUCTS, but which does not include payment of RESEARCH SUPPORT PAYMENTS.

1.21     "NET SALES" shall mean the gross amount billed by COMPANY and its AFFILIATES and SUBLICENSEES and CORPORATE PARTNERS for LICENSED PRODUCTS and DISCOVERED PRODUCTS, less the following:

(i) customary trade, quantity, or cash discounts to the extent actually allowed and taken;

(ii) amounts repaid or credited, or allowances by reason of rejection, recalls or returns;

(iii) to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes, duties, tariffs or other governmental charges levied on the production, sale, transportation, delivery, or use of a LICENSED PRODUCT or DISCOVERED PRODUCT which is paid by or on behalf of COMPANY;

(iv) outbound transportation costs prepaid or allowed and costs of insurance in transit;

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(v) discounts or rebates or other payments required by law to be made under Medicaid, Medicare or other governmental special medical assistance programs, to the extent actually allowed and taken; and

(vi) amounts written off by reason of uncollectible bad debt, but not to exceed * of the gross amount billed by COMPANY and its AFFILIATES and SUBLICENSEES for LICENSED PRODUCTS and DISCOVERED PRODUCTS in a given REPORTING PERIOD.

No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by COMPANY and on its payroll, or for cost of collections. NET SALES shall occur on the earlier of (1) ninety (90) days from the date of billing for a LICENSED PRODUCT or DISCOVERED PRODUCT, or (2) the date of receipt of payment for such LICENSED PRODUCT or DISCOVERED PRODUCT. If a LICENSED PRODUCT or a DISCOVERED PRODUCT is distributed at a discounted price that is substantially lower than the customary price charged by COMPANY, or distributed for non-cash consideration (whether or not at a discount), NET SALES shall be calculated based on the non-discounted amount of the LICENSED PRODUCT or DISCOVERED PRODUCT charged to an independent third party during the same REPORTING PERIOD or, in the absence of such sales, on the fair market value of the LICENSED PRODUCT or DISCOVERED PRODUCT. NET SALES shall not include sales or transfers of reasonable amounts of LICENSED PRODUCTS or DISCOVERED PRODUCTS without consideration for use in clinical trials or compassionate, named patient, indigent patient or similar uses, or for demonstration or proof of principal purposes.

Non-monetary consideration shall not be accepted by COMPANY, any AFFILIATE, or any SUBLICENSEE for any LICENSED PRODUCTS or DISCOVERED PRODUCTS without the prior written consent of M.I.T., which shall not be unreasonably withheld or delayed. In the event that non-monetary consideration is received for LICENSED PRODUCTS or DISCOVERED PRODUCTS, NET SALES shall be calculated based on the fair market value of such non-monetary consideration, including all elements of such consideration.

In the event that COMPANY or its AFFILIATES or SUBLICENSEES use or dispose of a LICENSED PRODUCT or DISCOVERED PRODUCT in the provision of a LICENSED SERVICE, such use or disposal shall be accounted for in SERVICE INCOME and not in NET SALES.

For clarification, any amounts billed by COMPANY and its AFFILIATES and SUBLICENSEES for LICENSED PROCESSES, including, without limitation, the performance of LICENSED PROCESSES in the provision of a service shall be considered SERVICE INCOME not NET SALES.

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In the event that a LICENSED PRODUCT or DISCOVERED PRODUCT is sold as a COMBINATION PRODUCT, NET SALES, for the purposes of determining royalty payments on the COMBINATION PRODUCT under Sections 4.1(c)(i), 4.1(c)(ii)(A), 4.1(c)(iii)(A), 4.1(c)(iv)(A) and 4.1(c)(v)(A), shall mean the gross amount billed for the COMBINATION PRODUCT less the deductions set forth in clauses (i) – (vi) of this Section above, multiplied by a proration factor that is determined as follows:

(a) If all components of the COMBINATION PRODUCT were sold separately during the same or immediately preceding REPORTING PERIOD, the proration factor shall be determined by the formula [A / (A+B)], where A is the average gross sales price of all LICENSED PRODUCT or DISCOVERED PRODUCT components during such period when sold separately from the other biologically active ingredient(s), and B is the average gross sales price of the other biologically active ingredient(s) during such period when sold separately from the LICENSED PRODUCT or DISCOVERED PRODUCT components; or

(b) If all components of the COMBINATION PRODUCT were not sold separately during the same or immediately preceding REPORTING PERIOD, the proration factor shall be determined by M.I.T. and COMPANY in good faith negotiations, taking into account, without limitation, the relative value contributed by each component. In the event that MIT and the COMPANY are unable to agree upon a proration factor within one hundred and twenty (120) days of first commercial sale of the COMBINATION PRODUCT, then the COMPANY, at its own expense, shall have the right to refer the determination of such proration factor to an independent third party expert mutually acceptable to the parties, such acceptance not to be unreasonably withheld or delayed, within three (3) months (the “COMPANY Valuation”). If M.I.T. disputes the appropriateness of the COMPANY Valuation, M.I.T., at its own expense, shall have the right to refer the determination of such proration factor to an independent third party expert mutually acceptable to the parties, such acceptance not to be unreasonably withheld or delayed, within three (3) months (the “M.I.T. Valuation”), and the average of the COMPANY Valuation and the M.I.T. Valuation (or other such valuation mutually agreed to be the parties) shall be used as the proration factor.

1.22     “OTHER PRODUCT” shall mean any LICENSED PRODUCT or DISCOVERED PRODUCT other than an APPARATUS PRODUCT, DIAGNOSTIC PRODUCT, THERAPEUTIC PRODUCT or VETERINARY PRODUCT.

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1.23     “PATENT CHALLENGE” shall mean a challenge to the validity, patentability, enforceability and/or non-infringement of any of the PATENT RIGHTS (as defined below) or otherwise opposing any of the PATENT RIGHTS.

1.24     "PATENT RIGHTS" shall mean:

(i) with respect to M.I.T. Case Nos. 12967W, 13528, 13529, 13546 and 13627:

(a)          the United States and international patents listed on Appendix A;

(b)          the United States and international patent applications and/or provisional applications listed on Appendix A and the resulting patents;

(c)          any patent applications resulting from the provisional applications listed on Appendix A, and any divisionals, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the patent applications listed on Appendix A and of such patent applications that result from the provisional applications listed on Appendix A, to the extent the claims are directed to subject matter specifically described in the patent applications listed on Appendix A, and the resulting patents;

(d)          any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents) of the patents described in (a), (b), and (c) above; and

(e)          international (non-United States) patent applications and provisional applications filed after the EFFECTIVE DATE and the relevant international equivalents to divisionals, continuations, continuation-in-part applications and continued prosecution applications of the patent applications to the extent the claims are directed to subject matter specifically described in the patents or patent applications referred to in (a), (b), (c), and (d) above, and the resulting patents; and

(ii) the HARVARD PATENT RIGHTS.

1.25     “PHASE 1 CLINICAL TRIAL” means clinical studies in human subjects to evaluate the safety, toxicity, tolerance, pharmacokinetic properties, pharmacodynamic properties, dosing interval, maximum tolerated dose, dose ranging, and/or absorption, distribution, metabolism, excretion (ADME) of a THERAPEUTIC PRODUCT.

1.26     “PHASE 2 CLINICAL TRIAL” means clinical studies in human subjects to evaluate proof of concept, proof of mechanism, and/or efficacy in the targeted patient population, and/or to define the dosing range or safety profile of a THERAPEUTIC PRODUCT.

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1.27     “PHASE 3 CLINICAL TRIAL” means clinical studies in human subjects to confirm the efficacy, safety, and/or further define targeted dose of a THERAPEUTIC PRODUCT.

1.28     "REPORTING PERIOD" shall begin on the first day of each calendar quarter and end on the last day of such calendar quarter.

1.29     “RESEARCH MARKET” shall mean non-commercial research conducted at non-profit research institutions and universities.

1.30     “RESEARCH SUPPORT PAYMENTS” shall mean payments to COMPANY or an AFFILIATE or SUBLICENSEE from a CORPORATE PARTNER or SUBLICENSEE for the purposes of funding the costs of bona fide research and development of LICENSED PRODUCTS, LICENSED PROCESSES or DISCOVERED PRODUCTS and that are expressly intended only to fund or pay for: (i) the purchase, lease or use of equipment, supplies, products or services, (ii) the use of employees and/or consultants to achieve a research and/or development goal for LICENSED PRODUCTS, LICENSED PROCESSES or DISCOVERED PRODUCTS, and (iii) reasonable allocable overhead attributable to the expenses described in (i) and (ii) and determined in accordance with United States generally accepted accounting principles, as indicated by their inclusion as specific line items in a written agreement between COMPANY or an AFFILIATE or SUBLICENSEE and the CORPORATE PARTNER or SUBLICENSEE.

1.31     “SERVICE INCOME” shall mean (i) the gross amount billed by COMPANY and its AFFILIATES and SUBLICENSEES for LICENSED SERVICES, including without limitation LICENSED PROCESSES, and/or (ii) any payments received by COMPANY, an AFFILIATE or SUBLICENSEE, other than payments received in accordance with clause (i) of this Section, including without limitation upfront or periodic fees, milestone and bonus payments, royalties, profit and/or revenue sharing and other payments, in consideration of the provision of LICENSED SERVICES. For clarification, (a) any payments received by COMPANY or an AFFILIATE or SUBLICENSEE from a CORPORATE PARTNER in consideration of the provision of LICENSED SERVICES to such CORPORATE PARTNER shall be deemed CORPORATE PARTNER INCOME for the purposes of this Agreement, and (b) any payments received by COMPANY or an AFFILIATE from a SUBLICENSEE in consideration of the provision of LICENSED SERVICES to such SUBLICENSEE shall be deemed SERVICE INCOME (and not SUBLICENSEE INCOME) for the purposes of this Agreement.

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If LICENSED SERVICES are performed or provided at a discounted price that is substantially lower than the customary price charged by COMPANY, or performed or provided for non-cash consideration (whether or not at a discount), SERVICE INCOME shall be calculated on the non-discounted amount of the LICENSED SERVICES or on the fair market value of the LICENSED SERVICES, as appropriate.

Non-monetary consideration shall not be accepted by COMPANY, any AFFILIATE, or any SUBLICENSEE for any LICENSED SERVICES without the prior written consent of M.I.T. In the event that non-monetary consideration is received for LICENSED SERVICES, SERVICE INCOME shall be calculated based on the fair market value of such non-monetary consideration (including all elements of such consideration), as determined by the parties in good faith.

1.32     "SUBLICENSE INCOME" shall mean any payments that COMPANY receives from a SUBLICENSEE in consideration of the sublicense of the rights granted COMPANY and AFFILIATES under Section 2.1, including without limitation license fees, milestone and bonus payments (including without limitation milestone payments related to LICENSED PRODUCTS, LICENSED PROCESSES and/or DISCOVERED PRODUCTS), license maintenance fees, and other payments, but specifically excluding (i) royalties on NET SALES due under Section 4.1(c)(ii)(B), 4.1(c)(iii)(B), 4.1(c)(iv)(B) and 4.1(c)(v)(B), (ii) RESEARCH SUPPORT PAYMENTS, and (iii) payments made as consideration for the issuance of equity or debt securities of COMPANY at fair market value (excluding amounts in excess of the fair market value of such securities).

Consideration for any and all sublicenses of the PATENT RIGHTS shall be on commercially reasonable terms and conditions. In the event that non-monetary consideration is received for any sublicense of the PATENT RIGHTS, SUBLICENSE INCOME shall be calculated based on the fair market value of such non-monetary consideration, including all elements of such consideration.

1.33     "SUBLICENSEE" shall mean any non-AFFILIATE sublicensee of the rights granted COMPANY under Section 2.1. For clarity, a sublicense shall mean (i) any right granted, license given or agreement entered into by COMPANY to or with another person or entity, under or with respect to or permitting any use of the PATENT RIGHTS or otherwise granting rights to such person or entity under the rights granted COMPANY under Section 2.1, (ii) any option or other right granted by COMPANY to any other person or entity to negotiate for or receive any of the rights described under clause (i), or (iii) any standstill or similar obligation undertaken by COMPANY toward another person or entity not to grant any of the rights described in clause (i) or (ii) to any third party, in each case regardless of whether such grant of rights, license given or agreement entered into is referred to or is described as a sublicense.

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1.34     "TERM" shall mean the term of this Agreement, which shall commence on the EFFECTIVE DATE and shall remain in effect until the expiration or abandonment of all issued patents and filed patent applications within the PATENT RIGHTS, unless earlier terminated in accordance with the provisions of this Agreement.

1.35     "TERRITORY" shall mean worldwide.

1.36     “THERAPEUTIC PRODUCT” shall mean a LICENSED PRODUCT or DISCOVERED PRODUCT that is used or intended for use in the treatment and/or prevention of human disease, including, without limitation, therapeutic and prophylactic vaccines.

1.37     “VALID CLAIM” shall mean (a) a claim of an issued and unexpired patent within the PATENT RIGHTS, which claim has not been revoked or found to be unpatentable, invalid or unenforceable by an unreversed and unappealable decision of a court or other governmental agency of competent jurisdiction; or (b) a claim set forth in an application within the PATENT RIGHTS that has been filed in good faith and that has not been abandoned or finally rejected in a decision that is unappealable or unappealed within the time allowed for appeal.  The invalidity of a particular claim in one or more countries shall not invalidate such claim in the remaining countries of the TERRITORY.

1.38     “VETERINARY PRODUCT” shall mean a LICENSED PRODUCT or DISCOVERED PRODUCT that is used or intended for use in (i) the diagnosis and/or prognosis of disease in non-human animals, and/or the determination (whether by selection or exclusion) of a particular intervention for the prevention and/or treatment of disease, including without limitation application specific reagents and kits, and/or (ii) the treatment and/or prevention of disease in non-human animals, including without limitation therapeutic and prophylactic vaccines.

2. Grant of Rights.

2.1     License Grants. Subject to the terms of this Agreement, M.I.T., for itself and on behalf of HARVARD, HOSPITAL and WHITEHEAD, hereby grants to COMPANY and its AFFILIATES for the TERM a royalty-bearing license under the PATENT RIGHTS to develop, make, have made, use, sell, offer to sell, lease, and import LICENSED PRODUCTS in the FIELD in the TERRITORY and to develop and perform LICENSED PROCESSES in the FIELD in the TERRITORY.

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2.2     Exclusivity.

(a) In order to establish an exclusive period for COMPANY, M.I.T, agrees that, subject to Article 10 and Sections 2.2(b), 2.2(c) and 2.6, it shall not grant any other license under the PATENTS RIGHTS to develop, make, have made, use, sell, offer to sell, lease or import LICENSED PRODUCTS in the FIELD in the TERRITORY or to develop or perform LICENSED PROCESSES in the FIELD in the TERRITORY during the TERM (the "EXCLUSIVE PERIOD"), unless sooner terminated as provided in this Agreement, including as set forth in Section 10(ii)(b).

(b) Pre-Existing License to the HARVARD PATENT RIGHTS. COMPANY acknowledges that the license granted hereunder is subject to a pre-existing non-exclusive, worldwide, non-transferable license, without the right to grant sublicenses, granted by HARVARD to one third party under the HARVARD PATENT RIGHTS to practice the methods claimed in the HARVARD PATENT RIGHTS solely for research, discovery and/or development of biological and/or pharmaceutical products

(c) Notwithstanding anything to the contrary in Section 3.1, in the event that COMPANY (or an AFFILIATE or SUBLICENSEE) has failed any of its obligations under Sections 3.1(g), 3.1(h) or 3.1(i), then M.I.T., at its sole discretion, shall have the right to grant non-exclusive or exclusive licenses under the PATENT RIGHTS to any third party to make, have made, use, sell, lease and import APPARATUS PRODUCTS for the RESEARCH MARKET in the TERRITORY during the TERM. Upon the effective date of any such license, COMPANY’s and AFFILIATE’s (and SUBLICENSEE’s, as applicable) rights to make, have made, use, sell, lease and import APPARATUS PRODUCTS for the RESEARCH MARKET in the TERRITORY during the TERM shall terminate.

2.3     Option to IMPROVEMENTS.

(a)          If an invention is identified as an IMPROVEMENT, subject to any obligation of M.I.T. to third parties, M.I.T. agrees to grant to COMPANY the option (each, an “OPTION”) to add any IMPROVEMENT to this Agreement, by amendment, in accordance with this Section 2.3. Such OPTION shall include solely M.I.T.’s interests in IMPROVEMENTS, and shall not include ownership rights of any third party in IMPROVEMENTS.

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(b)          M.I.T. shall promptly notify COMPANY in writing of any such IMPROVEMENT, simultaneously furnishing COMPANY a copy of the invention disclosure and/or any related patent application(s). Such invention disclosure and any related patent application(s) shall be kept confidential by COMPANY. Notwithstanding the foregoing, M.I.T. shall be under no obligation to file a patent application for any IMPROVEMENT unless COMPANY exercises its option with respect to such IMPROVEMENT.

(c)          COMPANY may exercise its OPTION to add such IMPROVEMENT to the PATENT RIGHTS by notifying M.I.T. thereof in writing within ninety (90) days after M.I.T.’s notice of such IMPROVEMENT (the “OPTION PERIOD”). For each IMPROVEMENT so elected, COMPANY shall pay an Improvement Addition Fee of *, and shall be responsible for the payment of fees and costs relating to the filing, prosecution and maintenance of the PATENT RIGHTS covering such IMPROVEMENT.

(d)          If COMPANY does not exercise its OPTION within the OPTION PERIOD, M.I.T. shall be free to license its rights to such IMPROVEMENT to any third party.

2.4     Sublicenses. COMPANY shall have the right to grant sublicenses, either exclusive or non-exclusive, of its rights under Section 2.1 only during the EXCLUSIVE PERIOD . Such sublicenses may extend past the expiration date of the EXCLUSIVE PERIOD, but any exclusivity of such sublicense shall expire upon the expiration of the EXCLUSIVE PERIOD. COMPANY shall incorporate terms and conditions into its sublicense agreements sufficient to enable COMPANY to comply with this Agreement. COMPANY shall also include provisions in all sublicenses to provide that in the event that SUBLICENSEE brings a PATENT CHALLENGE against M.I.T. (and/or WHITEHEAD, HARVARD or HOSPITAL) or assists another party in bringing a PATENT CHALLENGE against M.I.T. (and/or WHITEHEAD, HARVARD or HOSPITAL) (except as required under a court order or subpoena) then COMPANY may terminate the sublicense. In addition, any sublicense that contains a grant of rights under the HARVARD PATENT RIGHTS shall state that the license granted therein in subject to a pre-existing license to the HARVARD PATENT RIGHTS of the scope described in Section 2.2(b). COMPANY shall promptly furnish M.I.T. with a fully signed photocopy of any sublicense agreement, and M.I.T. may send a copy thereof to HHMI in confidence. Upon termination of this Agreement for any reason, any SUBLICENSEE not then in default shall have the right to seek a license from M.I.T. M.I.T. agrees to negotiate in good faith such licenses in good faith under reasonable terms and conditions.

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2.5     U.S. Manufacturing. COMPANY agrees that any LICENSED PRODUCTS used or sold in the United States will be manufactured substantially in the United States to the extent required by 35 U.S.C. §§200-212 and the regulations promulgated thereunder, as amended (the “BAYH-DOLE ACT”) or any successor statutes or regulations. If COMPANY desires to seek a waiver of such requirements, upon request of COMPANY, M.I.T. agrees to provide reasonable assistance in the application process for such waiver, however issuance of any such waiver is not guaranteed.

2.6     Retained Rights.

(a)          Research and Educational Use. M.I.T., WHITEHEAD, HARVARD and HOSPITAL retain the right on behalf of themselves to practice under the PATENT RIGHTS for research, teaching, and educational purposes. In addition, M.I.T., WHITEHEAD, HARVARD and HOSPITAL retain the right on behalf of all other non-profit research institutions to practice under the PATENT RIGHTS for non commercial research, teaching, and educational purposes only.

(b)          Federal Government. COMPANY acknowledges that the U.S. federal government retains a royalty-free, non-exclusive, non-transferable license to practice any government-funded invention claimed in any PATENT RIGHTS as set forth in BAYH-DOLE ACT, or any successor statutes or regulations.

(c)          COMPANY acknowledges that the Third Party retains a license under the HARVARD PATENT RIGHTS of the scope described in Section 2.2(b).

(d)           Encumbrances for Sponsors of Research at M.I.T.

(i) M.I.T. retains the right to grant to an existing third party industrial sponsor of research in the laboratory of John Christopher Love a non-exclusive, worldwide license under M.I.T. Case No. 12967W and/or M.I.T. Case No. 13627 of the PATENT RIGHTS. This non-exclusive license shall be granted only to the extent necessary to allow the sponsor to practice new inventions that arise from the sponsored research.

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(ii) As the Subrecipient of federal funds from a Prime Recipient institution, M.I.T. retains the right to grant to the Prime Recipient a non-exclusive, worldwide license under M.I.T. Case No. 12393Q, M.I.T. Case No. 13529 and/or M.I.T. Case No. 13627 of the PATENT RIGHTS solely for the purpose of and only to the extent required to meet the Prime Recipient’s obligations to the Federal Government under its Prime Award.

(e)          HHMI. COMPANY acknowledges that the PATENT RIGHTS were developed, at least in part, by employees of HHMI, and that HHMI has a paid-up, non-exclusive, irrevocable license to use the PATENT RIGHTS for its research purposes, but with no right to assign or sublicense (the “HHMI License”). This Agreement is explicitly made subject to the HHMI License.

(f)          Diagnostics. HOSPITAL retains the right for laboratories within HOSPITAL and its affiliates to practice LICENSED PRODUCTS and LICENSED PROCESSES in the diagnostic filed for public use and benefit.

2.7 No Additional Rights. Nothing in this Agreement shall be construed to confer any rights upon COMPANY by implication, estoppel, or otherwise as to any technology or patent rights of M.I.T. or HARVARD or any other entity other than the PATENT RIGHTS, regardless of whether such technology or patent rights shall be dominant or subordinate to any PATENT RIGHTS.

3. COMPANY Diligence Obligations.

3.1 Diligence Requirements. COMPANY shall use commercially reasonable diligent efforts, or shall cause its AFFILIATES to use commercially reasonable diligent efforts, to develop, either by itself or through SUBLICENSEES or CORPORATE PARTNERS, LICENSED PRODUCTS, DISCOVERED PRODUCTS or LICENSED PROCESSES and to introduce LICENSED PRODUCTS, DISCOVERED PRODUCTS or LICENSED PROCESSES into the commercial market;. Specifically, COMPANY or AFFILIATE shall use commercially reasonable efforts to fulfill the following obligations:

(a)          Within * after the EFFECTIVE DATE, COMPANY shall furnish M.I.T. with a written research and development plan describing the major tasks to be achieved in order to bring to market a LICENSED PRODUCT, DISCOVERED PRODUCT or a LICENSED PROCESS, specifying the number of staff and other resources to be devoted to such commercialization effort.

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(b)          Within * after the end of each calendar year, COMPANY shall furnish M.I.T. with a written report (consistent with Section 5.1(a)) on the progress of its efforts during the immediately preceding calendar year to develop and commercialize LICENSED PRODUCTS, DISCOVERED PRODUCTS or LICENSED PROCESSES. The report shall also contain a discussion of intended efforts and sales projections for the year in which the report is submitted.

(c)          COMPANY shall raise at least * from the sale of COMPANY'S equity securities for its own account.

(d)          In the aggregate, COMPANY shall raise at least * from a combination of one or more of the following: (i) the sale of Company's equity securities for its own account, (ii) research and development funds, license fees and/or other payments from CORPORATE PARTNERS and/or SUBLICENSEES, and (iii) grants from government and non-government sources.

(e)          In the aggregate, COMPANY shall raise at least * from a combination of one or more of the following: (i) the sale of Company's equity securities for its own account, (ii) research and development funds, license fees and/or other payments from CORPORATE PARTNERS and/or SUBLICENSEES, (iii) grants from government and non-government sources, and NET SALES.

(f)          COMPANY or an AFFILIATE shall expend at least the amounts set forth below on research and development of LICENSED PRODUCTS, LICENSED PROCESSES and/or DISCOVERED PRODUCTS in each calendar year (pro-rated for partial years) beginning in 2011 and ending with the first commercial sale of a THERAPEUTIC PRODUCT or DIAGNOSTIC PRODUCT by COMPANY or an AFFILIATE:

2011	*
2012	*
2013 and every year thereafter	*

(g)          Within * of the EFFECTIVE DATE COMPANY or an AFFILIATE or SUBLICENSEE shall develop a prototype of an APPARATUS PRODUCT for the RESEARCH MARKET (“PROTOTYPE RELEASE DATE”) , and permit an in-plant inspection by M.I.T. on or before *, and thereafter permit in-plant inspections by M.I.T. at regular intervals with at least one (1) year between each such inspection, solely for the purpose of the reviewing the activity of the COMPANY with respect to this Agreement.

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(h)          Within * of the PROTOTYPE RELEASE DATE, COMPANY or an AFFILIATE or SUBLICENSEE shall make an APPARATUS PRODUCT commercially available to the RESEARCH MARKET, and thereafter shall continue to make APPARATUS PRODUCT available at commercially reasonable cost to meet the reasonable commercial demand of the RESEARCH MARKET. All APPARTUS PRODUCTS shall be subject to quality control testing to ensure product performance in accordance with stated product specifications. Any time after first commercial sale, M.I.T. reserves the right to test APPARTUS PRODUCTS at random intervals to assure that quality standards have been maintained.

(i)          COMPANY or an AFFILIATE or SUBLICENSEE shall make APPARATUS PRODUCTS available for use by non-profit research institutions without restrictions, for example, without reach-through royalty rights to discoveries made through use of LICENSED PRODUCTS and LICENSED PROCESSES, other than the restrictions set forth in Appendix C.

(j)          COMPANY or an AFFILIATE shall enter into at least * sublicenses and/or CORPORATE PARTNER agreements for the development of THERAPEUTIC PRODUCTS and/or DIAGNOSTIC PRODUCTS by *.

(k)          In the aggregate, COMPANY or an AFFILIATE shall enter into at least * sublicenses and/or CORPORATE PARTNER agreements for the development of LICENSED PRODUCTS and/or DIAGNOSTIC PRODUCTS by *.

(l)          Within * after the EFFECTIVE DATE, COMPANY or an AFFILIATE shall initiate studies using human derived samples leading to the identification of THERAPEUTIC PRODUCT candidates.

(m)          Within * of the EFFECTIVE DATE, COMPANY or an AFFILIATE or its SUBLICENSEE or CORPORATE PARTNER shall file an IND on THERAPEUTIC PRODUCT.

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(n)          Within * of the EFFECTIVE DATE, COMPANY or an AFFILIATE ,SUBLICENSEE or CORPORATE PARTNER shall commence a PHASE 2 CLINICAL TRIAL of a THERAPEUTIC PRODUCT.

(o)          Within * of the EFFECTIVE DATE, COMPANY or an AFFILIATE, SUBLICENSEE or CORPORATE PARTNER shall make a first commercial sale of a THERAPEUTIC PRODUCT.

(p)          Within * of the EFFECTIVE DATE, COMPANY or an AFFILIATE shall initiate studies using human patient-derived samples for the purposes of discovering DIAGNOSTIC PRODUCT candidates.

(q)          Within * of the EFFECTIVE DATE, COMPANY or an AFFILIATE or a SUBLICENSEE or CORPORATE PARTNER shall initiate clinical studies in support of obtaining regulatory approval of a DIAGNOSTIC PRODUCT.

(r)          Within * of the EFFECTIVE DATE, COMPANY or an AFFILIATE or CORPORATE PARTNER or SUBLICENSEE shall make a first commercial sale of a DIAGNOSTIC PRODUCT.

In the event that COMPANY (or an AFFILIATE) has failed to fulfill any of its obligations under this Section 3.1, then M.I.T. may treat such failure, after the expiration of any applicable cure periods, as a material breach in accordance with Section 12.3(b). Notwithstanding the foregoing, in the event that COMPANY anticipates a failure to meet an obligation in Section 3.1(m), (n), (o), (q) or (r) due to unexpected technical, adverse events or regulatory difficulties COMPANY will promptly advise M.I.T. in writing, and representatives of each party will meet to review the reasons for anticipated failure and discuss in good faith a potential revision to the diligence schedule. COMPANY and M.I.T. will enter into a written amendment to this Agreement with respect to any mutually agreed upon change(s) to the relevant obligation.

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4.   Royalties and Payment Terms.

4.1 Consideration for Grant of Rights.

(a)           License Issue Fee and Patent Cost Reimbursement. COMPANY shall pay to M.I.T. on the EFFECTIVE DATE a license issue fee of *. In addition, in accordance with Section 6.3, COMPANY shall reimburse M.I.T. and HARVARD, respectively, for their actual expenses incurred as of the EFFECTIVE DATE in connection with obtaining the PATENT RIGHTS. These payments are nonrefundable.

(b)           License Maintenance Fees. COMPANY shall pay to M.I.T. the following license maintenance fees on the dates set forth below:

January 1, 2012	*
January 1, 2013	*
January 1, 2014	*
January 1, 2015	*
January 1, 2016	*
January 1, 2017	*
and each January 1 of every year thereafter	*

This annual license maintenance fee is nonrefundable; however, the license maintenance fee may be credited to running royalties subsequently due on NET SALES earned during the same calendar year, if any. License maintenance fees paid in excess of running royalties due in such calendar year shall not be creditable to amounts due for future years.

(c)           Running Royalties.

(i) Running Royalties on NET SALES of APPARATUS PRODUCTS.

(A) COMPANY shall pay to M.I.T. a running royalty of * of NET SALES of APPARATUS PRODUCTS by COMPANY and AFFILIATES.

(B) COMPANY shall pay to M.I.T. a running royalty on NET SALES of APPARTUS PRODUCTS by SUBLICENSEES of[the greater of: (i) * of any payments received by COMPANY and AFFILIATES from SUBLICENSEES in consideration of NET SALES of APPARATUS PRODUCTS by SUBLICENSEES (including, without limitation, royalty payments, profit sharing, and other revenue sharing based on sales of APPARATUS PRODUCTS), or (ii) * of NET SALES of APPARATUS PRODUCTS by SUBLICENSEES.

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(ii) Running Royalties on NET SALES of DIAGNOSTIC PRODUCTS.

(A) COMPANY shall pay to M.I.T. a running royalty of * of NET SALES of DIAGNOSTIC PRODUCTS by COMPANY and AFFILIATES.

(B) COMPANY shall pay to M.I.T. a running royalty of * of any payments received by COMPANY and AFFILIATES from SUBLICENSEES and CORPORATE PARTNERS in consideration of NET SALES of DIAGNOSTIC PRODUCTS by SUBLICENSEES and CORPORATE PARTNERS (including without limitation royalty payments, profit sharing, and other revenue sharing based on sales of DIAGNOSTIC PRODUCTS).

(iii) Running Royalties on NET SALES of THERAPEUTIC PRODUCTS.

(A) COMPANY shall pay to M.I.T. a running royalty of * of NET SALES of THERAPEUTIC PRODUCTS by COMPANY and AFFILIATES.

(B) COMPANY shall pay to M.I.T. a running royalty of * of any payments received by COMPANY and AFFILIATES from SUBLICENSEES and CORPORATE PARTNERS in consideration of NET SALES of THERAPEUTIC PRODUCTS by SUBLICENSEES and CORPORATE PARTNERS (including without limitation royalty payments, profit sharing, and other revenue sharing based on sales of THERAPEUTIC PRODUCTS).

(iv) Running Royalties on NET SALES of VETERINARY PRODUCTS.

(A) COMPANY shall pay to M.I.T. a running royalty of * of NET SALES of VETERINARY PRODUCTS by COMPANY and AFFILIATES.

(B) COMPANY shall pay to M.I.T. a running royalty of * of any payments received by COMPANY and AFFILIATES from SUBLICENSEES and CORPORATE PARTNERS in consideration of NET SALES of VETERINARY PRODUCTS by SUBLICENSEES and CORPORATE PARTNERS (including without limitation royalty payments, profit sharing, and other revenue sharing based on sales of VETERINARY PRODUCTS).

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(v) Running Royalties on NET SALES of OTHER PRODUCTS.

(A) COMPANY shall pay to M.I.T. a running royalty of * of NET SALES of OTHER PRODUCTS by COMPANY and AFFILIATES.

(B) COMPANY shall pay to M.I.T. a running royalty of * of any payments received by COMPANY and AFFILIATES from SUBLICENSEES and CORPORATE PARTNERS in consideration of NET SALES of OTHER PRODUCTS by SUBLICENSEES and CORPORATE PARTNERS (including without limitation royalty payments, profit sharing, and other revenue sharing based on sales of OTHER PRODUCTS).

Running royalties shall be payable for each REPORTING PERIOD and shall be due to M.I.T. within sixty (60) days of the end of each REPORTING PERIOD.

(vi) For the convenience of the parties, in recognition of the value of the PATENT RIGHTS, LICENSED PRODUCTS and LICENSED PROCESSES in identifying DISCOVERED PRODUCTS, and in the time it takes to bring DISCOVERED PRODUCTS to market, COMPANY agrees to pay royalties under Sections 4.1(c)(ii)(A), 4.1(c)(iii)(A), 4.1(c)(iv)(A) and 4.1(c)(v)(A) on each DISCOVERED PRODUCT identified and/or discovered during the TERM for * after first commercial sale of each DISCOVERED PRODUCT. The obligation to pay running royalties on each DISCOVERED PRODUCT under this Section 4.1(c) shall survive termination of this agreement as specified in Section 12.6(a). For clarification, COMPANY shall be obligated to pay running royalties on each LICENSED PRODUCT under Sections 4.1(c)(i), 4.1(c)(ii)(A), 4.1(c)(iii)(A), 4.1(c)(iv)(A) and 4.1(c)(v)(A) during the TERM of this Agreement.

(vii) Reduction of Royalties in the Event of GENERIC PRODUCT Competition. In the event that, on a country-by-country and DISCOVERED PRODUCT-by-DISCOVERED PRODUCT basis, there is GENERIC PRODUCT on the market for which prescriptions constitute greater than * of the combined prescriptions of such GENERIC PRODUCT and the equivalent DISCOVERED PRODUCT, in any REPORTING PERIOD, as measured by an independent, commercially available, reliable method of tracking such prescriptions (“GENERIC PRODUCT COMPETITION”), COMPANY may provide written notice of such GENERIC PRODUCT COMPETITION to M.I.T. and the parties agree thereafter to discuss in good faith a reduction in royalties to be paid by COMPANY to M.I.T. under Section 4.1(c)(iii)(A) for such DISCOVERED PRODUCT so long as such GENERIC PRODUCT COMPETITION continues; provided, however, that in no event shall the royalty payments under Section 4.1(c)(iii)(A), when aggregated with any other offsets and credits allowed under this Agreement, be less than * of NET SALES of such DISCOVERED PRODUCT in any REPORTING PERIOD. The parties shall enter into a written amendment to this Agreement with respect to any mutually agreed upon changes to the relevant royalty obligation.

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(d)           Sharing of SUBLICENSE INCOME. COMPANY shall pay M.I.T. a total of * of all SUBLICENSE INCOME received by. Such amount shall be payable for each REPORTING PERIOD and shall be due to M.I.T. within sixty (60) days of the end of each REPORTING PERIOD.

(e)           Sharing of CORPORATE PARTNER INCOME.

(i)          COMPANY shall pay M.I.T. a total of * of all CORPORATE PARTNER INCOME received by COMPANY, and AFFILIATES. Such amount shall be payable for each REPORTING PERIOD and shall be due to M.I.T. within sixty (60) days of the end of each REPORTING PERIOD.

(ii)         COMPANY shall pay to M.I.T. a total of * of any payments received by COMPANY from SUBLICENSEES in consideration of CORPORATE PARTNER INCOME received by SUBLICENSEES.

(f)          Sharing of SERVICE INCOME. COMPANY shall pay M.I.T. a total of * of all SERVICE INCOME received by COMPANY, AFFILIATES and SUBLICENSEES. Such amount shall be payable for each REPORTING PERIOD and shall be due to M.I.T. within sixty (60) days of the end of each REPORTING PERIOD. Notwithstanding the foregoing, if COMPANY, in its reasonable judgment, believes that the sharing of SERVICE INCOME set forth in this subsection 4.1(f) on LICENSED SERVICES performed or provided by a SUBLICENSEE is economically infeasible in view of its sublicense agreement with such SUBLICENSEE, COMPANY shall notify M.I.T., and the parties agree to discuss in good faith. COMPANY and M.I.T. will enter into a written amendment to this Agreement with respect to any mutually agreed upon change(s) to the SERVICE INCOME sharing obligation.

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(g)          Milestone Payments.

(i) COMPANY shall pay to M.I.T. the amounts set forth below upon achievement by COMPANY or any of its AFFILIATES of certain milestone events as set forth below.

THERAPEUTIC PRODUCT Milestones
Milestone Event	First THERAPEUTIC PRODUCT	Second THERAPEUTIC PRODUCT
Enrollment of 1st individual in a PHASE 1 CLINICAL TRIAL	*	*
Enrollment of 1st individual in a PHASE 2 CLINICAL TRIAL	*	*
Enrollment of 1st individual in a PHASE 3 CLINICAL TRIAL	*	*
Filing of submission/application for regulatory/marketing approval	*	*
Receipt of regulatory/marketing approval	*	*

DIAGNOSTIC PRODUCT Milestones
Milestone Event	First DIAGNOSTIC PRODUCT	Second DIAGNOSTIC PRODUCT
First use in humans (including clinical testing)	*	*
Receipt of Clinical Laboratory Improvement Amendments (CLIA) (or equivalent) certification	*	*
Receipt of regulatory/marketing approval	*	*

VETERINARY PRODUCT Milestones
Milestone Event	First VETERINARY PRODUCT	Second VETERINARY PRODUCT
First use in non-human animals (including clinical testing)	*	*
First commercial sale	*	*

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COMPANY shall notify M.I.T. within ten (10) days of the achievement of any of the above milestones by COMPANY or any of its AFFILIATES. COMPANY shall make such non-refundable, non-creditable milestone payments within sixty (60) days after achievement of each of the milestones.

(ii) The milestone events set forth in Section 4.1(g)(i) above are intended to be successive. In the event that any PHASE 1 CLINICAL TRIAL is combined with a PHASE 2 CLINICAL TRIAL (i.e., a PHASE 1/2 CLINICAL TRIAL), the milestone payment for the enrollment of the first patient in a PHASE 1 CLINICAL TRIAL and the milestone payment for the enrollment of the first patient in a PHASE 2 CLINICAL TRIAL shall be due upon the enrollment of the first patient in the PHASE 1/2 CLINICAL TRIAL; and in the event that any PHASE 2 CLINICAL TRIAL is combined with a PHASE 3 CLINICAL TRIAL (i.e., a PHASE 2/3 CLINICAL TRIAL), the milestone payment for the enrollment of the first patient in a PHASE 2 CLINICAL TRIAL and milestone payment for the enrollment of the first patient in a PHASE 3 CLINICAL TRIAL shall be due upon the enrollment of the first patient in the PHASE 2/3 CLINICAL TRIAL. In addition and notwithstanding the foregoing, if any milestone is reached without achieving a preceding milestone, then the amount which would have been payable on achievement of the preceding milestone shall be payable upon achievement of the following milestone.

(iii) For the convenience of the parties, in recognition of the value of the PATENT RIGHTS, LICENSED PRODUCTS and LICENSED PROCESSES in identifying DISCOVERED PRODUCTS, and in the time it takes to develop DISCOVERED PRODUCTS, COMPANY agrees to pay milestones under this Section 4.1(g) on each DISCOVERED PRODUCT identified and/or discovered during the TERM. The obligation to pay milestones on each DISCOVERED PRODUCT under this Section 4.1(g) shall survive termination of this agreement as specified in Section 12.6(a).

(h)           Sharing of Consideration Related to DISCOVERED PRODUCTS. For the convenience of the parties, in recognition of the value of the PATENT RIGHTS, LICENSED PRODUCTS and LICENSED PROCESSES in identifying DISCOVERED PRODUCTS, COMPANY agrees to share consideration received by COMPANY and AFFILIATES related to DISCOVERED PRODUCTS with M.I.T. as described in this Article 4, including running royalties, SUBLICENSE INCOME, CORPORATE PARTNER INCOME, SERVICE INCOME, and milestone payments. Unless otherwise expressly set forth in this Article 4, the obligation to share consideration related to DISCOVERED PRODUCTS shall extend to the end of the TERM of this Agreement.

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(i)          Consequences of a PATENT CHALLENGE. In the event that (i) COMPANY or any of its AFFILIATES brings a PATENT CHALLENGE against M.I.T. (and/or WHITEHEAD, HARVARD or HOSPITAL), or (ii) COMPANY or any of its AFFILIATES assists another party in bringing a PATENT CHALLENGE against M.I.T. (and/or WHITEHEAD, HARVARD or HOSPITAL) (except as required under a court order or subpoena), and (iii) M.I.T. does not choose to exercise its rights to terminate this Agreement pursuant to Section 12.4, then the running royalties due hereunder with respect to the PATENTS being challenged shall be * for the remainder of the term of the Agreement. In the event that such a PATENT CHALLENGE is successful, COMPANY will have no right to recoup any royalties paid during the period of challenge. In the event that a PATENT CHALLENGE is unsuccessful, COMPANY shall reimburse M.I.T. (and/or WHITEHEAD, HARVARD or HOSPITAL) for all reasonable legal fees and expenses incurred in its defense against the PATENT CHALLENGE.

(j)          No Multiple Royalties. If the manufacture, use, lease, or sale of any LICENSED PRODUCT or the performance of any LICENSED PROCESS is covered by more than one of the PATENT RIGHTS, multiple royalties shall not be due.

(k)          Equity.

(i)          Initial Grant. COMPANY shall issue a total of * shares of Common Stock of COMPANY, $.0001 par value per share, (the "Shares") to M.I.T. and those persons as M.I.T. shall direct ("M.I.T. Holder"), WHITEHEAD, HARVARD and HOSPITAL, in the amounts as M.I.T. shall direct. Such issuance shall be recorded on the Stock Transfer Ledger of COMPANY on the EFFECTIVE DATE and the Shares shall be delivered to M.I.T. and M.I.T. Holders, if any, within thirty (30) days of the EFFECTIVE DATE.

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COMPANY represents to M.I.T. that, as of the EFFECTIVE DATE, the aggregate number of Shares equals * of the COMPANY's issued and outstanding Common Stock calculated on a "Fully Diluted Basis." For purposes of this Section 4.1(k), "Fully Diluted Basis" shall mean the total number of issued and outstanding shares of the COMPANY's Common Stock calculated to include conversion of all issued and outstanding securities convertible into Common Stock, the exercise of all outstanding options and warrants to purchase shares of Common Stock, whether or not then exercisable, and the conversion or exercise of all rights to purchase or acquire Common Stock, whether or not then convertible or exercisable. Notwithstanding the foregoing, for purposes of calculating the COMPANY’s issued and outstanding Fully Diluted Common Stock, all Convertible Notes issued prior to the close of the COMPANY’s initial equity financing shall be excluded until the date of their conversion, at which time sufficient shares will be issued by COMPANY to M.I.T., M.I.T. Holders, WHITEHEAD, HARVARD and HOSPITAL to maintain their aggregate ownership at * as described in this Section.

(ii)         Anti-Dilution Protection. COMPANY shall issue additional shares of Common Stock to M.I.T. WHITEHEAD, HARVARD, HOSPITAL and each M.I.T. Holder pro rata, such that M.I.T.'s, WHITEHEAD’s, HARVARD’s, HOSPITAL’s and each M.I.T. Holders' ownership (collectively) of outstanding Common Stock shall not fall below * on a Fully Diluted Basis, as calculated after giving effect to the anti-dilutive issuance. Such issuances shall continue until and including the date upon which a total of * in cash in exchange for COMPANY's capital stock (the "Funding Threshold") shall be received by COMPANY. Thereafter, no additional shares shall be due to M.I.T., WHITEHEAD, HARVARD, HOSPITAL or any M.I.T. Holder pursuant to this section.

(iii)        Participation in Future Private Equity Offerings. After the date of the Funding Threshold, M.I.T. (specifically not including M.I.T. Holders), WHITEHEAD, HARVARD and HOSPITAL shall have the right to purchase additional shares of COMPANY's capital stock in any private offering by the COMPANY of such capital stock in exchange for cash (“OFFERING”), to maintain its pro rata ownership as calculated immediately prior to such offering on a Fully Diluted Basis, pursuant to the terms and conditions at least as favorable as those granted to the other offerees. All rights granted to M.I.T., WHITEHEAD, HARVARD and HOSPITAL pursuant to this Section 4.1(k)(iii) shall terminate immediately (i) prior to a firm commitment underwritten public offering of the COMPANY's common stock resulting in gross proceeds to the COMPANY of at least *. This right granted to M.I.T., WHITEHEAD, HARVARD and HOSPITAL shall not apply to any equity issued to any lender, the issuance of any shares in connection with the conversion of any equity securities, the issuance of securities to a collaboration partner or joint venture, or the issuance of any securities under any equity incentive plan.

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(iv)        Adjustments for Punitive Round Financings. After the date of the Funding Threshold (the “Funding Threshold Date”), if COMPANY takes any action that is a Dilutive Issuance (as defined below), then immediately following such Dilutive Issuance, COMPANY shall issue to M.I.T., WHITEHEAD, HARVARD and HOSPITAL additional shares of Common Stock such that the Institution Share Number (as defined below) equals the product obtained by multiplying the Institution Share Number in effect immediately before the Dilutive Issuance by the Adjustment Fraction defined below. The Institution Share Price in effect immediately after the Dilutive Issuance shall be adjusted to equal the result obtained by dividing the Institution Share Price in effect immediately before the Dilutive Issuance by the Adjustment Fraction defined below.

Adjust Fraction equals:	(A+C) (A+B)

Where:

A = the number of shares of Common Stock issued and outstanding on a Fully Diluted Basis immediately prior to the Dilutive Issuance

B = the number of shares of Common Stock that could be purchased at the Institution Share Price immediately prior to the Dilutive Issuance using the aggregate consideration received by COMPANY in connection with the Dilutive Issuance.

For purposes of calculation of “B”, if the Dilutive Issuance is as described in subpart (III) of the definition of Dilutive Issuance below, the aggregate consideration received by COMPANY shall be the price per share of the applicable Convertible Instrument (as defined below) immediately following the Dilutive Issuance (as adjusted for the Dilutive Issuance pursuant to the terms and conditions of the Convertible Instrument or the COMPANY’s Certificate of Incorporation or other applicable formation document) multiplied by the total number of shares of Capital Stock (as defined below) into which such newly adjusted Convertible Instrument could be exercised or converted, whether or not then exercisable or convertible.

C = the number of shares of Capital Stock issued on a Fully Diluted Basis pursuant to the Dilutive Issuance, or, if a Convertible Instrument is issued in the Dilutive Issuance, the number of shares of Capital Stock issuable on a Fully Diluted Basis if all shares of the Convertible Instrument were converted into the applicable Capital Stock, whether or not then exercisable or convertible.

For purposes of calculation of “C”, if the Dilutive Issuance is as described in subpart (III) of the definition of Dilutive Issuance below, then C shall be the total number of shares of Capital Stock into which the newly adjusted Convertible Instrument could be exercised or converted, whether or not then exercisable or convertible.

The following definitions shall apply to this Section 4.1(k)(iv):

“Capital Stock” shall mean any form of COMPANY’s capital stock.

“Convertible Instrument” shall mean any instrument issued by COMPANY that is convertible into, or may be exercised in exchange for, any Capital Stock.

“Dilutive Issuance” shall mean any issuance of Capital Stock or any Convertible Instrument by COMPANY where such issuance results in (I) the price per share of COMPANY’s Common Stock being reduced to less than the then current Institution Share Price (as defined in this subsection), (II) the price per share of any Convertible Instrument being reduced to less than the price of the same series or type of Convertible Instrument in the most recently preceding offering and sale of such Convertible Instrument, or (III) the conversion ratio of any Convertible Instrument changing such that each previously issued shares of such Convertible Instrument becomes convertible into a greater number of shares of the applicable Capital Stock.

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“Institution Share Number” shall mean the number of shares of COMPANY’s Common Stock that M.I.T., WHITEHEAD, HARVARD and HOSPITAL own on the date of the Dilutive Issuance, as adjusted from time to time pursuant to this section. Notwithstanding the foregoing, any shares of Common Stock acquired by M.I.T., WHITEHEAD, HARVARD or HOSPITAL pursuant to Section 4.1(k)(iii) shall not be included in the Institution Share Number.

“Institution Share Price” shall mean the value per share of the shares of Common Stock included in the Institution Share Number, as adjusted from time to time pursuant to this section. For purposes of this section, the initial Institution Share Price to be used in an adjustment resulting from the first Dilutive Issuance to occur after the Funding Threshold Date shall be the Fair Market Value per share of the Common Stock of the COMPANY effective on the Funding Threshold Date.

“Fair Market Value” of a share of Common Stock shall be the highest price per share that the COMPANY could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the COMPANY, from authorized but unissued shares, as determined in good faith by the Board of Directors of the COMPANY, unless the COMPANY shall become subject to a merger, acquisition or other consolidation pursuant to which the COMPANY is not the surviving party, in which case the current fair market value of a share of Common Stock shall be deemed to be the value received by the holders of the COMPANY’s Common Stock for each share of Common Stock pursuant to the COMPANY’s acquisition.

(v)         Massachusetts General Hospital. If HOSPITAL’S ownership of HOSPITAL’S shares shall at any time create a conflict of interest affecting HOSPITAL’S ability to conduct clinical trials, clinical studies, clinical research or clinical validation or if HOSPITAL shall otherwise be required to divest itself of HOSPITAL’S shares due to law or HOSPITAL’S conflict of interest policies, then HOSPITAL shall have the right to elect to sell (“TRANSFER”) the HOSPITAL’S shares to any third party (“PROPOSED TRANSFEREE “) free of any restriction and free of any co-sale rights, tag along rights, of COMPANY or its stockholders or investors provided however the HOSPITAL shall not transfer the HOSPITAL’s shares to a COMPETING ORGANIZATION or to an investor in any COMPETING ORGANIZATION Such third party investor shall agree to execute any and all investment documents binding on the HOSPITAL. Notwithstanding the foregoing, the COMPANY first and then the other stockholders of the Company shall have the right of first refusal to purchase such shares at the price offered to such third party by the Hospital pursuant to the following conditions. HOSPITAL shall first offer to sell to the COMPANY or any Persons designated by the Company as the “Purchaser” hereunder (the Company or such designees being referred to as the “DESIGNATED PURCHASER”) the HOSPITAL’S shares that the HOSPITAL desires to sell (the “OFFERED SECURITIES”), at the same price and on the terms identical in all material respects to those terms that the HOSPITAL intends to sell the OFFERED SECURITIES to the PROPOSED TRANSFEREE; provided that the DESIGNATED PURCHASER shall have no right to acquire the OFFERED SECURITIES unless the DESIGNATED PURCHASER acquires all of the OFFERED SECURITIES. If such proposed TRANSFER involves consideration other than cash, any Person having rights under this subparagraph (v) shall have the right to elect to pay, in lieu of such non-cash consideration, cash in an amount equal to the fair market value of such non-cash consideration. Such offer shall be made by a written notice (the “NOTICE of PROPOSED TRANSFER”) delivered to the COMPANY not less than thirty (30) days prior to the PROPOSED TRANSFER. Such NOTICE of PROPOSED TRANSFER shall set forth the identity of the PROPOSED TRANSFEREE, the OFFERED SECURITIES proposed to be sold, the terms and conditions of the proposed sale, including price per share and any other material terms and conditions or material facts relating to the proposed sale. In addition, the HOSPITAL shall provide to the DESIGNATED PURCHASER all such other information relating to the OFFERED SECURITIES, the PROPOSED TRANSFEREE and the proposed sale as the DESIGNATED PURCHASER may reasonably request. If the DESIGNATED PURCHASER does not accept the HOSPITAL’S offer with respect to all of the OFFERED SECURITIES within fifteen (15) days after receipt of the NOTICE of PROPOSED TRANSFER from HOSPITAL, the HOSPITAL shall have the right for a period of sixty (60) days following the sixtieth day after the COMPANY received the NOTICE of PROPOSED TRANSFER from the HOSPITAL, to sell all of the OFFERED SECURITIES, but at not less than the price, and upon terms not more favorable to the PROPOSED TRANSFEREE, than were contained in the NOTICE OF PROPOSED TRANSFER. If the OFFERED SECURITIES are not sold within such 60-day period, such OFFERED SECURITIES shall continue to be subject to the requirements of this subparagraph (v).

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4.2   Payments.

(a)           Method of Payment. All payments under this Agreement should be made payable to "Massachusetts Institute of Technology" and sent to the address identified in Section 14.1. Each payment should reference this Agreement and identify the obligation under this Agreement that the payment satisfies. Notwithstanding the foregoing, any payments due to HARVARD under Section 6.3 of this Agreement should be paid in accordance with HARVARD’s instructions.

(b)           Payments in U.S. Dollars. All payments due under this Agreement shall be drawn on a United States bank and shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in by the Federal Reserve Bank of St. Louis) on the last working day of the calendar quarter of the applicable REPORTING PERIOD. Such payments shall be without deduction of exchange, collection, or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes, except as permitted in the definition of NET SALES.

(c)           Late Payments. Any payments by COMPANY that are not paid on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by law, at two percentage points above the Prime Rate of interest as reported by the Federal Reserve Bank of St. Louis on the date payment is due.

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5.   Reports and Records.

5.1   Frequency of Reports.

(a)          Before First Commercial Sale. Prior to the first commercial sale of any LICENSED PRODUCT or DISCOVERED PRODUCT or first commercial performance of any LICENSED PROCESS, or first agreement with a CORPORATE PARTNER, COMPANY shall deliver reports to M.I.T. annually, within sixty (60) days of the end of each calendar year, containing information concerning the immediately preceding calendar year, as further described in Section 5.2.

(b)          Upon First Commercial Sale of a LICENSED PRODUCT or DISCOVERED PRODUCT or Commercial Performance of a LICENSED PROCESS. COMPANY shall report to M.I.T. the date of first commercial sale of a LICENSED PRODUCT or DISCOVERED PRODUCT and the date of first commercial performance of a LICENSED PROCESS, or first agreement with a CORPORATE PARTNER, within sixty (60) days of occurrence in each country.

(c)          After First Commercial Sale. After the first commercial sale of a LICENSED PRODUCT or DISCOVERED PRODUCT or first commercial performance of a LICENSED PROCESS, or first agreement with a CORPORATE PARTNER, COMPANY shall deliver reports to M.I.T. within sixty (60) days of the end of each REPORTING PERIOD, containing information concerning the immediately preceding REPORTING PERIOD, as further described in Section 5.2.

5.2   Content of Reports and Payments. Each report delivered by COMPANY to M.I.T. shall contain at least the following information for the immediately preceding REPORTING PERIOD:

(i) the number of LICENSED PRODUCTS and DISCOVERED PRODUCTS sold, leased or distributed by COMPANY, its AFFILIATES, SUBLICENSEES and, if applicable, CORPORATE PARTNERS to independent third parties in each country, and, if applicable, the number of LICENSED PRODUCTS and DISCOVERED PRODUCTS used by COMPANY, its AFFILIATES, SUBLICENSEES in the provision of services in each country;

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(ii) a description of LICENSED PROCESSES or LICENSED SERVICES performed by COMPANY, its AFFILIATES and SUBLICENSEES in each country as may be pertinent to a royalty accounting hereunder;

(iii) the gross price charged by COMPANY, its AFFILIATES, SUBLICENSEES and, if applicable, CORPORATE PARTNERS for each LICENSED PRODUCT and DISCOVERED PRODUCT and, if applicable, the gross price charged for each LICENSED PRODUCT and DISCOVERED PRODUCT used to provide services in each country; and the gross price charged for each LICENSED PROCESS and LICENSED SERVICE performed by COMPANY, its AFFILIATES and SUBLICENSEES in each country;

(iv) calculation of NET SALES for the applicable REPORTING PERIOD in each country, including a listing of applicable deductions;

(v) total royalty payable on NET SALES in U.S. dollars, together with the exchange rates used for conversion;

(vi) calculation of SERVICE INCOME for the applicable REPORTING PERIOD in each country, and the amount due to M.I.T. from such SERVICE INCOME in U.S. dollars, together with the exchange rates used for conversion; and

(vii) the amount of SUBLICENSE INCOME received by COMPANY and its AFFILIATES from each SUBLICENSEE and the amount due to M.I.T. from such SUBLICENSE INCOME, including an itemized breakdown of the sources of income comprising the SUBLICENSE INCOME; and

(viii) the number of sublicenses entered into for the PATENT RIGHTS, LICENSED PRODUCTS and/or LICENSED PROCESSES; and

(ix) the amount of CORPORATE PARTNER INCOME received by COMPANY, its AFFILIATES and SUBLICENSEES from each CORPORATE PARTNER and the amount due to M.I.T. from such CORPORATE PARTNER INCOME, including an itemized breakdown of the sources of income comprising the CORPORATE PARTNER INCOME; and

(x) the number of agreements entered into with CORPORATE PARTNERS and a fully signed photocopy of any such CORPORATE PARTNER agreements.

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If no amounts are due to M.I.T. for any REPORTING PERIOD, the report shall so state.

Notwithstanding the foregoing, if the discovery, development, use or sale of a DISCOVERED PRODUCT by a CORPORATE PARTNER or SUBLICENSEE is unknown to COMPANY or an AFFILIATE and does not result in any payments to COMPANY or an AFFILIATE, then the reporting requirements under this Section 5.2 with respect to such DISCOVERED PRODUCT shall be waived.

5.3   Financial Statements. On or before the ninetieth (90th) day following the close of COMPANY's fiscal year, COMPANY shall provide M.I.T. with COMPANY's financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement, certified by COMPANY's treasurer or chief financial officer or by an independent auditor.

5.4   Records. COMPANY shall maintain, and shall cause its AFFILIATES and SUBLICENSEES and CORPORATE PARTNERS to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to M.I.T. in relation to this Agreement, which records shall contain sufficient information to permit M.I.T. to confirm the accuracy of any reports delivered to M.I.T. and compliance in other respects with this Agreement. The relevant party shall retain such records for at least five (5) years following the end of the calendar year to which they pertain, during which time M.I.T., or M.I.T.'s appointed independent third party accountants , shall have the right, at M.I.T.'s expense, to inspect such records during normal business hours to verify any reports and payments made or compliance in other respects under this Agreement. In the event that any audit performed under this Section reveals an underpayment in excess of *, COMPANY shall bear the full cost of such audit and shall remit any amounts due to M.I.T. within thirty (30) days of receiving notice thereof from M.I.T.

5.5   Confidential Information.

(a)    Designation. CONFIDENTIAL INFORMATION that is disclosed in writing shall be marked with a legend indicating its confidential status (such as “Confidential” or “Proprietary”). CONFIDENTIAL INFORMATION that is disclosed orally or visually shall be documented in a written notice prepared by a Disclosing Party and delivered to the Receiving Party within thirty (30) days of the date of disclosure; such notice shall summarize the CONFIDENTIAL INFORMATION disclosed to the Receiving Party and reference the time and place of disclosure.

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(b)    Obligations. For a period of five (5) years after disclosure of any portion of CONFIDENTIAL INFORMATION, the Receiving Party shall (i) maintain such CONFIDENTIAL INFORMATION in strict confidence, except that the Receiving Party may disclose or permit the disclosure of any CONFIDENTIAL INFORMATION to its directors, officers, employees, consultants, and advisors who are obligated to maintain the confidential nature of such CONFIDENTIAL INFORMATION and who need to know such CONFIDENTIAL INFORMATION for the purposes of this Agreement; (ii) use such CONFIDENTIAL INFORMATION solely for the purposes of this Agreement; and (iii) allow its trustees or directors, officers, employees, consultants, and advisors to reproduce the CONFIDENTIAL INFORMATION only to the extent necessary for the purposes of this Agreement, with all such reproductions being considered CONFIDENTIAL INFORMATION.

(c)   Exceptions. The obligations of the Receiving Party under Subsection 7.1(b) above shall not apply to the extent that the Receiving Party can demonstrate that certain CONFIDENTIAL INFORMATION (i) was in the public domain prior to the time of its disclosure under this Agreement; (ii) entered the public domain after the time of its disclosure under this Agreement through means other than an authorized disclosure resulting from an act or omission by the Receiving Party; (iii) was independently developed or discovered by the Receiving Party without use of the CONFIDENTIAL INFORMATION; (iv) is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality with respect to such CONFIDENTIAL INFORMATION ; or (v) is required to be disclosed to comply with applicable laws or regulations, or with a court or administrative order, provided that the Disclosing Party receives reasonable prior written notice of such disclosure.

(d)   Ownership and Return. The Receiving Party acknowledges that the Disclosing Party (or any third party entrusting its own information to the Disclosing Party) claims ownership of its CONFIDENTIAL INFORMATION in the possession of the Receiving Party. Upon the expiration or termination of this Agreement, and at the request of the Disclosing Party, the Receiving Party shall return to the Disclosing Party all originals, copies, and summaries of documents, materials, and other tangible manifestations of CONFIDENTIAL INFORMATION in the possession or control of the Receiving Party, except that the Receiving Party may retain one copy of the CONFIDENTIAL INFORMATION in the possession of its legal counsel solely for the purpose of monitoring its obligations under this Agreement.

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6.   Patent Prosecution.

6.1   Responsibility for PATENT RIGHTS. M.I.T. shall prepare, file, prosecute, and maintain all of the PATENT RIGHTS, but excluding the HARVARD PATENT RIGHTS (for which HARVARD shall retain such responsibility), using patent counsel reasonably acceptable to COMPANY, such acceptance not to be unreasonably withheld. COMPANY shall have reasonable opportunities to advise M.I.T. and shall cooperate with M.I.T. in such filing, prosecution and maintenance. M.I.T. shall instruct its patent counsel to copy COMPANY on all patent prosecution documents relating to the PATENT RIGHTS, but excluding the HARVARD PATENT RIGHTS. In addition, M.I.T. shall request that HARVARD instruct its patent counsel to copy COMPANY on all patent prosecution documents relating to the HARVARD PATENT RIGHTS and to consult with COMPANY on patent prosecution decisions with respect thereto. In the event that COMPANY disputes any bill issued by such patent counsel, M.I.T. will reasonably cooperate with patent counsel and COMPANY in seeking to resolve the dispute.

6.2   International (non-United States) Filings. Appendix B is a list of countries in which patent applications corresponding to the United States patent applications listed in Appendix A shall be filed, prosecuted, and maintained. Appendix B may be amended by mutual agreement of COMPANY and M.I.T.

6.3   Payment of Expenses. Payment of all fees and costs, including attorneys’ fees, relating to the filing, prosecution and maintenance of the PATENT RIGHTS shall be the responsibility of COMPANY, whether such amounts were incurred before or after the EFFECTIVE DATE. As of March 19, 2011, M.I.T. has incurred approximately * for such patent-related fees and costs. In addition, as of _____________, Harvard has incurred approximately $__________ for such patent-related fees and costs related to the HARVARD PATENT RIGHTS.

(a)          Payment of Patent Costs Incurred Before the EFFECTIVE DATE. COMPANY shall reimburse M.I.T. and Harvard, respectively, for all of their actual expenses incurred as of the EFFECTIVE DATE in connection with the preparation, filing, prosecution and maintenance of the PATENT RIGHTS (“PRE-EFFECTIVE DATE COSTS”) as follows. COMPANY shall reimburse M.I.T. for the PRE-EFFECTIVE DATE COSTS in three equal installments. The first installment shall be due on the EFFECTIVE DATE; the second installment shall be due on the first anniversary of the EFFECTIVE DATE; and the third installment shall be due on the second anniversary of the EFFECTIVE DATE. Notwithstanding the foregoing, all installments shall be immediately due to M.I.T. at the time of COMPANY having raised funds of at least * from any source. COMPANY shall reimburse Harvard for all of the PRE-EFFECTIVE DATE COSTS for the HARVARD PATENT RIGHTS on the EFFECTIVE DATE.

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(b)          Payment of Patent Costs Incurred After the EFFECTIVE DATE. As of the EFFECTIVE DATE, payment of all fees and costs, including attorneys’ fees, relating to the filing, prosecution and maintenance of the PATENT RIGHTS shall be the responsibility of COMPANY.

COMPANY shall reimburse all amounts due pursuant to this Section 6.3 within thirty (30) days of invoicing; late payments shall accrue interest pursuant to Section 4.2(c). For clarity, upon invoicing from HARVARD, COMPANY shall reimburse HARVARD directly for amounts due with respect to the HARVARD PATENT RIGHTS. In all instances if required, M.I.T. and HARVARD shall pay the fees prescribed for large entities to the United States Patent and Trademark Office.

7.   Infringement.

7.1   Notification of Infringement. Each party agrees to provide written notice to the other party promptly after becoming aware of any infringement of the PATENT RIGHTS.

7.2   Right to Prosecute Infringements.

(a)          COMPANY Right to Prosecute. So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS in the FIELD in the TERRITORY, COMPANY, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of the PATENT RIGHTS in the FIELD in the TERRITORY, subject to Sections 7.4 and 7.5. M.I.T., WHITEHEAD, HARVARD and HOSPITAL shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that COMPANY shall hold M.I.T., WHITEHEAD, HARVARD and HOSPITAL harmless from, and indemnify M.I.T., WHITEHEAD, HARVARD and HOSPITAL against, any costs, expenses, or liability that M.I.T., WHITEHEAD, HARVARD or HOSPITAL incurs in connection with such action.

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Prior to commencing any such action, COMPANY shall consult with M.I.T. (and HARVARD with respect to the HARVARD PATENT RIGHTS) and shall consider the views of M.I.T. (and HARVARD with respect to the HARVARD PATENT RIGHTS) regarding the advisability of the proposed action and its effect on the public interest. COMPANY shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without the prior written consent of M.I.T. (subject to concurrence of WHITEHEAD, HARVARD and/or HOSPITAL, as applicable).

(b)          M.I.T. Right to Prosecute. In the event that COMPANY is unsuccessful in persuading the alleged infringer to desist or entering into a settlement agreement with such alleged infringer or fails to have initiated an infringement action within a reasonable time after COMPANY first becomes aware of the basis for such action (which period shall be at least * days), M.I.T. shall have the right, at its sole discretion, to prosecute such infringement under its sole control and at its sole expense, and any recovery obtained shall belong to M.I.T.

7.3   Declaratory Judgment Actions. In the event that a PATENT CHALLENGE is brought against M.I.T. or COMPANY by a third party, the COMPANY, at its option, shall have the right within * days after commencement of such action to take over the sole defense of the action at its own expense, subject to Sections 7.4 and 7.5. If COMPANY does not exercise this right, M.I.T. may take over the sole defense of the action at M.I.T.’s sole expense if such action relates to PATENT RIGHTS other than the HARVARD PATENT RIGHTS, and HARVARD may take over the sole defense of the action at HARVARD’s sole expense if such action relates solely to the HARVARD PATENT RIGHTS.

7.4   Offsets. COMPANY may offset a total of * of any expenses incurred under Sections 7.2 and 7.3 against any payments due to M.I.T. under Article 4, provided that in no event shall such payments under Article 4, when aggregated with any other offsets and credits allowed under this Agreement, be reduced by more than * in any REPORTING PERIOD.

7.5   Recovery. Any recovery obtained in an action brought by COMPANY under Sections 7.2 or 7.3 shall be distributed as follows: (i) each party shall be reimbursed for any expenses incurred in the action (including the amount of any royalty or other payments withheld from M.I.T. as described in Section 7.4, (ii) as to ordinary damages, COMPANY shall receive an amount equal to its lost profits or a reasonable royalty on the infringing sales, or whichever measure of damages the court shall have applied, and COMPANY shall pay to M.I.T. based upon such amount a reasonable approximation of the royalties and other amounts that COMPANY would have paid to M.I.T. if COMPANY had sold the infringing products, processes and services rather than the infringer, and (iii) as to special or punitive damages, the parties shall share equally in any award.

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7.6   Cooperation. Each party agrees to cooperate in any action under this Article which is controlled by the other party, provided that the controlling party reimburses the cooperating party promptly for any costs and expenses incurred by the cooperating party in connection with providing such assistance.

7.7   Right to Sublicense. So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS in the FIELD in the TERRITORY, COMPANY shall have the sole right to sublicense any alleged infringer in the FIELD in the TERRITORY for future use of the PATENT RIGHTS in accordance with the terms and conditions of this Agreement relating to sublicenses. Any upfront fees as part of such sublicense shall be shared equally between COMPANY and M.I.T.; other revenues to COMPANY pursuant to such sublicense shall be treated as set forth in Article 4.

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8.    Indemnification and Insurance

8.1   Indemnification.

(a)        Indemnity. COMPANY shall indemnify, defend, and hold harmless M.I.T., Whitehead, Harvard and Hospital (collectively, the “Institutions”), the affiliates of the Institutions, and the respective directors, trustees, officers, faculty, students, employees, and agents and the respective successors, heirs and assigns of any of the foregoing (the "Indemnitees"), against any third party liability, damage, loss, or expense (including reasonable attorneys’ fees and expenses) incurred by or imposed upon any of the Indemnitees in connection with any claims, suits, investigations, actions, demands or judgments arising out of (i) any theory of product liability (including without limitation actions in the form of tort, warranty, or strict liability and regardless of whether such action has any factual basis) concerning any product, process, or service that is made, used, sold, imported, or performed pursuant to any right or license granted under this Agreement, or (ii) arising out of or related to the exercise of any rights granted to COMPANY under this Agreement or any breach of this Agreement by COMPANY. Notwithstanding the foregoing, the COMPANY shall have no obligation to indemnify any Indemnitee for any liability, damage, loss, or expense (including reasonable attorneys’ fees and expenses) arising out of or in connection with, in whole or in part, the gross negligence or willful misconduct of any Indemnitee.

HHMI and its trustees, officers, employees, and agents (collectively, “HHMI Indemnitees”), will be indemnified, defended by counsel acceptable to HHMI, and held harmless by COMPANY from and against any claim, liability, cost, expense, damage, deficiency, loss, or obligation, of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) (collectively, “Claims”), based upon, arising out of, or otherwise relating to this Agreement, including without limitation any cause of action relating to product liability. The previous sentence will not apply to the extent that a Claim is determined with finality by a court of competent jurisdiction to result solely form the gross negligence or willful misconduct of an HHMI Indemnitee.

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(b)        Procedures. The Indemnitees agree to provide COMPANY with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. COMPANY agrees, at its own expense, to provide attorneys reasonably acceptable to M.I.T. to defend against any such claim, whether or not such claims are rightfully brought. The Indemnitees shall extend reasonable cooperation to COMPANY in such defense and will permit COMPANY to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of COMPANY, if representation of such Indemnitee by the counsel retained by COMPANY would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel. COMPANY agrees to keep M.I.T., WHITEHEAD, HARVARD and HOSPITAL (as applicable) informed of the progress in the defense and disposition of such claim and to consult with M.I.T., WHITEHEAD, HARVARD and HOSPITAL (as applicable) with regard to any proposed settlement.

Notwithstanding anything to the contrary in this Agreement, COMPANY shall not enter into any settlement, consent judgment, or other voluntary final disposition of any claim that has a material adverse effect on the rights of any Indemnitee(s) hereunder or admits any wrongdoing or fault by any Indemnitee(s) or imposes on any Indemnitee(s) any payment or other liability, without the prior written consent of such Indemnitee(s).

In the case of HHMI Indemnitee, notice shall be given reasonably promptly following actual receipt of written notice thereof by an officer or attorney of HHMI. Notwithstanding the foregoing, the delay or failure of any HHMI Indemnitee to give reasonably prompt notice to COMPANY of any such claim shall not affect the rights of such HHMI Indemnitee, unless, and then only to the extent that such a delay or failure is prejudicial to or otherwise adversely affects COMPANY. COMPANY shall not settle any Claims against any HHMI Indemnitee without HHMI’s written consent, where (a) such settlement would include an admission of liability on the part of any HHMI Indemnitee, (b) such settlement would impose any restrictions on any HHMI Indemnitee’s conduct of any of its activities, or (c) such settlement would not include an unconditional release of all HHMI Indemnitees from all liability for claims that are the subject matter of the settled Claim. COMPANY agrees, at its own expense, to provide attorneys to defend against any such Claim, to keep HHMI informed of the progress in the defense and disposition of any such Claim, and to consult with HHMI with regard to any proposed settlement.

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8.2   Insurance. Commencing at the earlier of (1) the six (6) month anniversary of the EFFECTIVE DATE, or (2) the date upon which COMPANY or an AFFILIATE, SUBLICENSEE or CORPORATE PARTNER commences research and development activities related to and/or using LICENSED PRODUCTS or LICENSED PROCESSES (including without limitation any distribution, sale, lease, transfer, performance or use of LICENSED PRODUCTS or LICENSED PROCESSES) COMPANY shall, at its sole cost and expense, obtain and carry in full force and effect commercial general liability insurance, including product liability insurance (subject to clause (iii) below) and errors and omissions insurance which shall protect COMPANY, Indemnitees and HHMI Indemnitees with respect to events covered by Section 8.1(a) above. Such insurance (i) shall be issued by an insurer licensed to practice in the Commonwealth of Massachusetts or an insurer pre-approved by M.I.T., such approval not to be unreasonably withheld, (ii) shall list M.I.T., Whitehead, Harvard and Hospital as additional insureds thereunder, (iii) shall include product liability coverage and broad form contractual liability coverage, and (iv) shall require thirty (30) days written notice to be given to M.I.T. prior to any cancellation, non-renewal, or material change thereof. The limits of such insurance shall not be less than Two Million Dollars ($2,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for bodily injury including death; Two Million Dollars ($2,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for property damage; and Two Million Dollars ($2,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for errors and omissions. In the alternative, COMPANY may self-insure subject to prior approval of M.I.T., Hospital and the Risk Management Foundation. The minimum amounts of insurance coverage required under this Section 8.2 shall not be construed to create a limit of COMPANY’s liability with respect to its indemnification under Section 8.1 of this Agreement. COMPANY shall provide M.I.T. with Certificates of Insurance evidencing compliance with this Section. COMPANY shall continue to maintain such insurance or self-insurance after the expiration or termination of this Agreement during any period in which COMPANY or any AFFILIATE or SUBLICENSEE or CORPORATE continues (i) to make, use, or sell a product that was a LICENSED PRODUCT under this Agreement or (ii) to perform a service that was a LICENSED PROCESS under this Agreement, and thereafter for a period of five (5) years.

If there is a cancellation, non-renewal, or material change in insurance, and COMPANY does not obtain replacement insurance providing comparable coverage prior to the expiration of the thirty (30) day notice period described above, M.I.T. shall have the right to terminate this Agreement effective at the end of such thirty (30) day period. For clarity, this termination clause applies to any material changes in the following terms: (i) commercial general liability insurance in amounts not less than $2,000,000 per incident and $3,000,000 annual aggregate; (ii) the naming of Indemnitees as additional insureds; and (iii) product liability coverage and broad form contractual liability coverage for the company's indemnification under Section 8.1 of this Agreement.

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9.   No Representations or Warranties

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T., WHITEHEAD, HARVARD AND HOSPITAL MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE PATENT RIGHTS AND THE RIGHTS GRANTED HEREUNDER, AND HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF M.I.T., WHITEHEAD, HARVARD OR HOSPITAL OR THIRD PARTIES, VALIDITY, ENFORCEABILITY AND SCOPE OF PATENT RIGHTS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE.

IN NO EVENT SHALL M.I.T., WHITEHEAD, HARVARD, HOSPITAL, THEIR TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER M.I.T. SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

10. Assignment.

This Agreement may not be assigned by COMPANY without the prior written consent of M.I.T. Notwithstanding the foregoing, COMPANY may, without the prior written consent of M.I.T., assign its rights and obligations under this Agreement to an AFFILIATE or to a successor in connection with the transfer of merger, consolidation, or sale of all or substantially all of its assets or that portion of its business to which this Agreement relates; provided, however, that:

(i) COMPANY shall deliver written notice to M.I.T. at least fifteen (15) business days prior to the consummation of any such proposed assignment, such notice to include the assignee’s contact information;

(ii) this Agreement shall immediately terminate if the proposed assignee fails to agree in writing to M.I.T. to be bound by the terms and conditions of this Agreement on or before the effective date of such assignment, such notice to M.I.T. to also include the proposed assignee’s express agreement to either clause (a) or (b) below:

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(a) to continue to develop and make LICENSED PRODUCTS and LICENSED PROCESSES reasonably available to the biotechnology and pharmaceutical market for research, discovery and/or development of diagnostic, biological and/or pharmaceutical products in accordance with the diligence provisions set forth in Appendix D. For clarify, upon assignment of this Agreement, the assignee shall be bound by the diligence provisions set forth in Appendix D; or

(b) the EXCLUSIVE PERIOD shall terminate as of the effective date of the assignment, and the license granted hereunder shall become nonexclusive.

(iii) COMPANY (or any AFFILIATES) is not in default of any obligation under this Agreement (including without limitation payment of any amounts due under this Agreement and/or diligence obligations) at the time of such proposed assignment.

Notwithstanding and in addition to the foregoing, if COMPANY assigns its rights and obligations under this Agreement at any time prior to fulfilling the obligations of Section 3.1(i), (k), (l) and (p), then COMPANY shall pay to M.I.T. an Assignment Fee of *, due on the effective date of such assignment

Any attempted assignment in violation of this Article 10 is void.

11.   General Compliance with Laws

11.1   Compliance with Laws. COMPANY shall use reasonable commercial efforts to comply with all commercially material local, state, federal, and international laws and regulations relating to the development, manufacture, use, and sale of LICENSED PRODUCTS and LICENSED PROCESSES.

11.2   Export Control. COMPANY and its AFFILIATES and SUBLICENSEES shall comply with all United States laws and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce. Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries. COMPANY hereby gives written assurance that it will comply with, and will cause its AFFILIATES and SUBLICENSEES to comply with, all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its AFFILIATES or SUBLICENSEES, and that it will indemnify, defend, and hold M.I.T., Whitehead, Harvard, Hospital and HHMI harmless (in accordance with Section 8.1) for the consequences of any such violation.

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11.3   Non-Use of Name.

(a) COMPANY and its AFFILIATES and SUBLICENSEES and CORPORATE PARTNERS shall not use the name of "Massachusetts Institute of Technology," "Lincoln Laboratory", the Whitehead Institute for Biomedical Research”, “Harvard University”, “Massachusetts General Hospital” or any variation, adaptation, or abbreviation thereof, or of any of its trustees, directors, officers, faculty, students, employees, or agents, or any trademark owned by M.I.T., Whitehead, Harvard or Hospital, or any terms of this Agreement in any advertising, promotional or sales material or other public announcement or disclosure, including any document employed to obtain funds or financing, without the prior written consent of the applicable party, which consent any party may withhold in its sole discretion. For Hospital, such approval shall be obtained from Hospital’s Chief Public Affairs Officer. The foregoing notwithstanding, without the consent of M.I.T., Whitehead, Harvard or Hospital, COMPANY may make factual statements during the term of this Agreement that COMPANY has a license from M.I.T. under one or more of the patents and/or patent applications comprising the PATENT RIGHTS.

(b) COMPANY acknowledges that under HHMI policy, none of COMPANY, AFFILIATES or SUBLICENSEES may use the name of HHMI or of any HHMI employee (including *) in a manner that reasonably could constitute an endorsement of a commercial product or service; but that use for other purposes, even if commercially motivated, is permitted provided that (1) the use is limited to accurately reporting factual events or occurrences, and (2) any reference to the name of HHMI or any HHMI employee (including *) in press releases or similar materials intended for public release is approved by HHMI in advance.

11.4   Marking of LICENSED PRODUCTS. To the extent commercially feasible and consistent with prevailing business practices, COMPANY shall mark, and shall cause its AFFILIATES and SUBLICENSEES to mark, all LICENSED PRODUCTS that are manufactured or sold under this Agreement with the number of each issued patent under the PATENT RIGHTS that applies to such LICENSED PRODUCT.

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12.   Termination

12.1   Voluntary Termination by COMPANY. COMPANY shall have the right to terminate this Agreement, for any reason, (i) upon at least three (3) months prior written notice to M.I.T., such notice to state the date at least three (3) months in the future upon which termination is to be effective, and (ii) upon payment of all amounts due to M.I.T. through such termination effective date.

12.2   Cessation of Business. If COMPANY ceases to carry on its business related to this Agreement, M.I.T. shall have the right to terminate this Agreement immediately upon written notice to COMPANY.

12.3   Termination for Default.

(a)          Nonpayment. In the event COMPANY fails to pay any amounts due and payable to M.I.T. hereunder, and fails to make such payments within thirty (30) days after receiving written notice of such failure, M.I.T. may terminate this Agreement immediately upon written notice to COMPANY.

(b)          Material Breach. In the event COMPANY commits a material breach of its obligations under this Agreement, except for breach as described in Section 12.3(a), and fails to cure that breach within ninety (90) days after receiving written notice thereof, M.I.T. may terminate this Agreement immediately upon written notice to COMPANY.

12.4   Termination as a Consequence of PATENT CHALLENGE.

(a)          By COMPANY. If COMPANY or any of its AFFILIATES brings a PATENT CHALLENGE against M.I.T., (and/or WHITEHEAD, HARVARD or HOSPITAL) or assists others in bringing a PATENT CHALLENGE against M.I.T. (and/or WHITEHEAD, HARVARD or HOSPITAL) (except as required under a court order or subpoena), then M.I.T. may immediately terminate this Agreement.

(b)          By SUBLICENSEE. If a SUBLICENSEE brings a PATENT CHALLENGE or assists another party in bringing a PATENT CHALLENGE against M.I.T., WHITEHEAD, HARVARD and/or HOSPITAL (except as required under a court order or subpoena), then M.I.T. may send a written demand to COMPANY to terminate such sublicense. If COMPANY fails to so terminate such sublicense within thirty (30) days after M.I.T.’s demand, M.I.T. may immediately terminate this Agreement.

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12.5   Disputes regarding Termination. If COMPANY disputes any termination by M.I.T. under this Section, it must notify M.I.T. of the nature of such dispute and the proposed manner in which to resolve the dispute within fifteen (15) business days of receipt of notification of breach or notification of termination by M.I.T., whichever is sooner. If the parties do not resolve such dispute within ten (10) days of such notification, then COMPANY shall be required to initiate the dispute resolution procedures outlined in Section 13.3(a) immediately. If it does not do so, COMPANY shall be considered to have waived its rights to dispute the termination.

12.6   Effect of Termination.

(a)          Survival. The following provisions shall survive the expiration or termination of this Agreement:

▪	Article 1 (“Definitions”);
▪	Article 8 (“Indemnification and Insurance”);
▪	Article 9 (“No Representations or Warranties”);
▪	Article 13 (“Dispute Resolution”);
▪	Article 14 (“Miscellaneous”);
▪	Section 4.1(c) (“Running Royalties”)
▪	Section 4.1(g) (“Milestone Payments”)
▪	Section 4.1(h) (“Sharing of Consideration Related to DISCOVERED PRODUCTS”)
▪	Section 4.1(k) (“Consideration for Grant of Rights”>>“Equity”)
▪	Section 5.2 (“Content of Reports and Payments”);
▪	Section 5.4 (“Records”);
▪	Section 11.1 (“Compliance With Laws”);
▪	Section 11.2 (“Export Control”); and
▪	Section 12.6 (“Effect of Termination”).

(b)          Pre-termination Obligations. In no event shall termination of this Agreement release COMPANY, AFFILIATES, or SUBLICENSEES from the obligation to pay any amounts that became due on or before the effective date of termination.

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(c)          Discovered Products. The termination of this Agreement shall not affect the rights of the COMPANY to make, use, sell, offer to sell, import, DISCOVERED PRODUCTS solely to the extent that the manufacture, use, sale, offer for sale, or import of such DISCOVERED PRODUCTS would not infringe one or more claims of the PATENT RIGHTS, and provided that COMPANY and its AFFILIATES comply with the applicable terms of this Agreement with respect to DISCOVERED PRODUCTS. For clarity, COMPANY and its AFFILIATES will not have any rights under the PATENT RIGHTS after termination of this Agreement.

13.   Dispute Resolution.

13.1 Mandatory Procedures. The parties agree that any dispute arising out of or relating to this Agreement shall be resolved solely by means of the procedures set forth in this Article, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement. If either party fails to observe the procedures of this Article, as may be modified by their written agreement, the other party may bring an action for specific performance of these procedures in any court of competent jurisdiction.

13.2 Equitable Remedies. Although the procedures specified in this Article are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement, either party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

13.3 Dispute Resolution Procedures.

(a)         Mediation. In the event of any dispute arising out of or relating to this Agreement, either party may initiate mediation upon written notice to the other party ("Notice Date") pursuant to Section 14.1, whereupon both parties shall be obligated to engage in a mediation proceeding. The mediation shall commence within forty-five (45) days of the Notice Date. The mediation shall be conducted by a single mediator in Boston, Massachusetts. The party requesting mediation shall designate two (2) or more nominees for mediator in its notice. The other party may accept one of the nominees or may designate its own nominees by notice addressed to the American Arbitration Association (AAA) and copied to the requesting party. If within, fifteen (15) days following the request for mediation, the parties have not selected a mutually acceptable mediator, a mediator shall be appointed by the AAA according to the Commercial Mediation Rules. The mediator shall attempt to facilitate a negotiated settlement of the dispute, but shall have no authority to impose any settlement terms on the parties. The expenses of the mediation shall be borne equally by the parties, but each party shall be responsible for its own counsel fees and expenses.

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(b)         Trial Without Jury. If the dispute is not resolved by mediation within forty-five (45) days after commencement of mediation, each party shall have the right to pursue any other remedies legally available to resolve the dispute, provided, however, that the parties expressly waive any right to a jury trial in any legal proceeding under this Article.

13.4  Performance to Continue. Each party shall continue to perform its undisputed obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a party may suspend performance of its undisputed obligations during any period in which the other party fails or refuses to perform its undisputed obligations. Nothing in this Article is intended to relieve COMPANY from its obligation to make undisputed payments pursuant to Articles 4 and 6 of this Agreement.

13.5  Statute of Limitations. The parties agree that all applicable statutes of limitation and time-based defenses (including, but not limited to, estoppel and laches) shall be tolled while the procedures set forth in Sections 13.3(a) are pending. The parties shall cooperate in taking any actions necessary to achieve this result.

13.6  HHMI. Notwithstanding the foregoing, any disputes affecting the rights or property of HHMI shall not be subject to any of the provisions of Sections 13.1 through 13.5.

14.   Miscellaneous.

14.1 Notice. Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed facsimile transmission, confirmed electronic mail, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the parties:

If to M.I.T., for all matters relating to the license:

Massachusetts Institute of Technology

Technology Licensing Office, Room NE18-501

One Cambridge Center, Kendall Square

Cambridge, MA 02142-1601

Attention: Director

Tel:       617-253-6966

Fax:      617-258-6790

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If to M.I.T., relating to any EQUITY action after the initial issuance of shares:

Massachusetts Institute of Technology

Treasurer's Office

238 Main Street

Cambridge, MA 02142

Attention: Marianthe Mewkill

Tel:       617-253-5422

Fax:      617-258-6676

If to COMPANY:    Enumeral Biomedical Corp.

1450 Broadway, 24th Floor

New York, New York 10018

Attention: Arthur Tinkelenberg

Tel:       347-277-4787

Email:    arthur@enumeral.com

If, to COMPANY, notices regarding financial matters, including invoices:

Contact Name: Arthur Tinkelenberg

Department: Enumeral Biomedical Corp.

Address: 1450 Broadway, 24th Floor

New York, New York 10018

Tel: 347-277-4787

Email: arthur@enumeral.com

If to HARVARD:

Office of Technology Development

Harvard University

Holyoke Center 727

1350 Massachusetts Avenue

Cambridge, Massachusetts 02138

Fax: (617) 495-9568

Attn:  Chief Technology Development Officer

All notices under this Agreement shall be deemed effective upon receipt. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.

14.2  Governing Law/Jurisdiction. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted. The state and federal courts having jurisdiction over Cambridge, MA, USA, provide the exclusive forum for any PATENT CHALLENGE and/or any court action between the parties relating to this Agreement. COMPANY submits to the jurisdiction of such courts and waives any claim that such court lacks jurisdiction over COMPANY or its AFFILIATES or constitutes an inconvenient or improper forum.

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14.3 Force Majeure. Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

14.4 Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

14.5 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent. If the parties fail to reach a modified agreement within thirty (30) days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 13. While the dispute is pending resolution, this Agreement shall be construed as if such provision were deleted by agreement of the parties.

14.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

14.7 Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

14.8 HHMI. HHMI is not a party to this Agreement and has no liability to any licensee, sublicensee, or user of any technology covered by this Agreement, but HHMI is an intended third-party beneficiary of this Agreement and certain of its provisions are for the benefit of HHMI and are enforceable by HHMI in its own name.

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14.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

The EFFECTIVE DATE of this Agreement is April 15, 2011.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY	ENUMERAL BIOMEDICAL CORP.

By: /s/ Lita L. Nelsen	By: /s/ Arthur H. Tinkelenberg
Name: Lita L. Nelsen	Name: Arthur H. Tinkelenberg
Title:Director of Technology Licensing Office	Title: President & CEO

MASSACHUSETTS INSTITUTE OF
TECHNOLOGY

By: /s/ Claude R. Canizares
Name: Claude R. Canizares, Ph.D.
Title: Bruno Rossi Professor of Experimental Physics, Vice President for Research, and Associate Provost

WHITEHEAD INSTITUTE FOR BIOMEDICAL RESEARCH

By: /s/ Martin A. Mullins
Name: Martin A. Mullins
Title: Vice President

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APPENDIX A

List of Patent Applications and Patents

I.           United States Patents and Applications

M.I.T. Case No. 13529

United States of America Serial No. 12/911642, Filed October 22, 2010

"Method For Detecting Active And Latent Virally Infected Cells"

by Yuan Gong and John Christopher. Love

M.I.T. Case No. 13627

United States of America Serial No. 12/390279, Filed February 20, 2009

"Microarray With Microchannels"

by John Christopher Love, Eliseo Papa and Craig M. Story

II.          International (non-U.S.) Patents and Applications

M.I.T. Case No. 12967W

Patent Cooperation Treaty Serial No. US2009/003354, Filed June 1, 2009

"Compositions And Methods For Spatial Separation And Screening Of Cells"

by John Christopher Love and Kerry Routenberg Love

M.I.T. Case No. 13528

Patent Cooperation Treaty Serial No. PCT/US2009/066876, Filed December 4, 2009

"Method For Diagnosing Allergic Reactions"

by Qing Han, John Christopher Love and Vinay Tripuraneni

M.I.T. Case No. 13546

Canada Serial No. 2689681, Filed July 13, 2009

Patent Cooperation Treaty Serial No. PCT/US2009/50411, Filed July 13, 2009

"Compositions And Methods For Assessing Cytotoxicity Of Single Cells"

by Boris Julg, John Christopher Love and Navin Varadarajan

M.I.T. Case No. 13627

Patent Cooperation Treaty Serial No. PCT/US2010/024733, Filed February 19, 2010

"Microarray With Microchannels"

by John Christopher Love, Eliseo Papa and Craig M. Story

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APPENDIX B

List of Countries (excluding United States) for which

PATENT RIGHTS Applications Will Be Filed, Prosecuted and Maintained

It is expected that PATENT RIGHTS will be filed in:

*

It is understood by both parties, however, that country filing assessments must properly be made on a case by case basis, and some modifications of this list may be appropriate for particular cases.

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APPENDIX C

Form of Non-Exclusive License for the RESEARCH MARKET

Dear Scientist:

This Enumeral [gadget name] is provided to you under a LIMITED USE NONEXCLUSIVE LICENSE. The product and many of its uses are patented; any use of this product except in accordance with this license will constitute an infringement of our patents.

This license is granted only under the following conditions and will be void if such conditions are not met:

1.	The [gadget name] will be used only for research in a not-for-profit organization and only under funding by not-for-profit organizations, including the US government.

2.	Specifically, the [gadget name] will not be used for research or services funded by any for-profit company, or for research from which any intellectual property is promised to any for-profit company.

3.	The [gadget name] will not be used for clinical diagnostic purposes in human or veterinary medicine.

4.	The [gadget name] will not be transferred to any other organization than your own.

5.	Any transfer of the [gadget name] to another laboratory in your organization will be accompanied by a copy of this LIMITED USE license and any investigator to whom you will transfer the [gadget name] and who uses the [gadget name] will be bound by these obligations.

In addition:

6.	In any publications arising from the use of the [gadget name] if it is appropriate that the methods used in the research are described, you will refer to the [gadget name] as “____________________, provided by Enumeral Biomedical Corp.”

[Enumeral may include any appropriate disclaimers and non-warranty of fitness for use, but NOT indemnification by the non-profit research institution.]

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APPENDIX D

COMPANY Diligence Obligations Upon Assignment of the Agreement

In the event of an assignment as described in Article 10, the Diligence Requirements set forth in Section 3.1 shall be replaced in their entirety with the following:

Diligence Requirements. COMPANY shall use commercially reasonable diligent efforts, or shall cause its AFFILIATES to use commercially reasonable diligent efforts, to develop LICENSED PRODUCTS, DISCOVERED PRODUCTS or LICENSED PROCESSES and to introduce LICENSED PRODUCTS, DISCOVERED PRODUCTS or LICENSED PROCESSES into the commercial market; thereafter, COMPANY or its AFFILIATES shall make LICENSED PRODUCTS, DISCOVERED PRODUCTS or LICENSED PROCESSES reasonably available to the public. Specifically, COMPANY or AFFILIATE shall fulfill the following obligations:

(a) Within * after the effective date of assignment of this Agreement, COMPANY shall furnish M.I.T. with a written research and development plan describing the major tasks to be achieved in order to bring to market a LICENSED PRODUCT, DISCOVERED PRODUCT or a LICENSED PROCESS, specifying the number of staff and other resources to be devoted to such commercialization effort.

(b) Within * after the end of each calendar year, COMPANY shall furnish M.I.T. with a written report (consistent with Section 5.1(a)) on the progress of its efforts during the immediately preceding calendar year to develop and commercialize LICENSED PRODUCTS, DISCOVERED PRODUCTS or LICENSED PROCESSES. The report shall also contain a discussion of intended efforts and sales projections for the year in which the report is submitted.

(c) COMPANY or an AFFILIATE shall expend at least * on research toward the development of LICENSED PRODUCTS, LICENSED PROCESSES and/or DISCOVERED PRODUCTS in each calendar year (pro-rated for partial years) beginning upon the effective date of assignment of this Agreement and ending with the first commercial sale of a THERAPEUTIC PRODUCT or DIAGNOSTIC PRODUCT by COMPANY or an AFFILIATE.

(d) Within * of the effective date of assignment of this Agreement, COMPANY or an AFFILIATE shall enter into at least * bona fide sublicenses and/or CORPORATE PARTNER agreements for the development of THERAPEUTIC PRODUCTS and/or DIAGNOSTIC PRODUCTS.

(e) Within * of the effective date of assignment of this Agreement, in the aggregate, COMPANY or an AFFILIATE shall enter into at least * bona fide sublicenses and/or CORPORATE PARTNER agreements for the development of THERAPEUTIC PRODUCTS and/or DIAGNOSTIC PRODUCTS.

(f) Within * of the effective date of assignment of this Agreement, COMPANY or an AFFILIATE shall commence a Phase 2 clinical trial of a THERAPEUTIC PRODUCT.

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(g) Within * of the effective date of assignment of this Agreement, COMPANY or an AFFILIATE shall make a first commercial sale of a THERAPEUTIC PRODUCT.

(h) Within *of the effective date of assignment of this Agreement, COMPANY or an AFFILIATE shall make a first commercial sale of a DIAGNOSTIC PRODUCT.

(i) Within * of the effective date of assignment of this Agreement, a SUBLICENSEE or CORPORATE PARTNER shall make a first commercial sale of a DIAGNOSTIC PRODUCT.

(j) Within * of the effective date of assignment of this Agreement, a SUBLICENSEE or CORPORATE PARTNER shall commence a Phase 2 clinical trial of a THERAPEUTIC PRODUCT.

(k) Within * of the effective date of assignment of this Agreement, a SUBLICENSEE or CORPORATE PARTNER shall make a first commercial sale of a THERAPEUTIC PRODUCT.

(l) Within * of the effective date of assignment of this Agreement, COMPANY shall permit an in-plant inspection by M.I.T., and thereafter permit in-plant inspections by M.I.T. at regular intervals with at least six (6) months between each such inspection.

(m) As of the effective date of assignment of this Agreement, COMPANY or an AFFILIATE or SUBLICENSEE shall continue to make an APPARATUS PRODUCT commercially available to the RESEARCH MARKET * to meet the demand of the RESEARCH MARKET, including maintaining an on hand inventory of APPARATUS PRODUCTS sufficient to fulfill customer orders without delay.

(n) COMPANY or an AFFILIATE or SUBLICENSEE shall make APPARATUS PRODUCTS available for use by non-profit research institutions without restrictions, for example, without reach-through rights to discoveries made through use of LICENSED PRODUCTS and LICENSED PROCESSES, under a non-exclusive license substantially similar to the form set forth in Appendix C.

In the event that M.I.T. determines that COMPANY (or an AFFILIATE) has failed to fulfill any of its obligations under this Section 3.1, then M.I.T. may treat such failure as a material breach in accordance with Section 12.3(b).

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EXHIBIT A-1

CONFLICT AVOIDANCE STATEMENT

Name: John Christopher Love

Dept. or Lab: Chemical Engineering

Company:	Enumeral Technologies, Inc.
Address:	1450 Broadway, 24th Floor
New York, NY 10018

Licensed Technology:

M.I.T. Case No. 12393Q, "Screening Assays and Methods", by John Christopher. Love, No Inventor and Jehnna Ronan

M.I.T. Case No. 12967W, "Method for Screening Libraries of Enzymes with Improved Catalytic Properties or Altered Substrate Specificity Using Microwells for the Spatial Separation of Cells Producing the Enzymes", by John Christopher. Love and Kerry Routenberg. Love

M.I.T. Case No. 13528, "Method for Diagnosing Allergic Reactions", by Qing Han, John Christopher. Love and Vinay Tripuraneni

M.I.T. Case No. 13529, "Method for Detecting Active and Latent Virally Infected Cells", by Yuan Gong and John Christopher. Love

M.I.T. Case No. 13546, "Method for Assessing Cytotoxicity of Single Cells", by Boris Julg, John Christopher. Love and Navin Varadarajan

M.I.T. Case No. 13627, "Composition of an Array of Microwells with an Integrated Microfluidic System", by John Christopher. Love, Eliseo Papa and Craig M. Story

Because of the M.I.T. license granted to the above company and my equity* position with this company, I acknowledge the potential for a possible conflict of interest between the performance of research at M.I.T. and my contractual or other obligations to this company. Therefore, I will not:

1)	use students at M.I.T. for research and development projects for the company;

2)	restrict or delay access to information from my M.I.T. research;

3)	take direct or indirect research support from the company in order to support my activities at M.I.T.; or

4)	employ students at the company, except in accordance with Section 4.5.2, “Faculty and Students,” in the Policies and Procedures Guide.

In addition, in order to avoid the appearance of a conflict, I will attempt to differentiate clearly between the intellectual directions of my M.I.T. research and my contributions to the company. To that end, I will expressly inform my department head/laboratory director annually of the general nature of my activities on behalf of the company.

Signed: /s/ John Christopher Love
Date: 4/14/11

Approved by: /s/ Klaus F. Jensen

Name (print): Klaus F. Jensen

(Dept. Head or Lab Dir)

* "Equity" includes stock, options, warrants or other financial instruments convertible into stock, which are directly or indirectly controlled by the inventor.

2

EXHIBIT A-2

CONFLICT AVOIDANCE STATEMENT

Name: Kerry Routenberg Love

Dept. or Lab: Chemical Engineering

Company:	Enumeral Technologies, Inc.
Address:	1450 Broadway, 24th Floor
New York, NY 10018

Licensed Technology:

M.I.T. Case No. 12393Q, "Screening Assays and Methods", by John Christopher. Love, No Inventor and Jehnna Ronan

M.I.T. Case No. 12967W, "Method for Screening Libraries of Enzymes with Improved Catalytic Properties or Altered Substrate Specificity Using Microwells for the Spatial Separation of Cells Producing the Enzymes", by John Christopher. Love and Kerry Routenberg. Love

M.I.T. Case No. 13528, "Method for Diagnosing Allergic Reactions", by Qing Han, John Christopher. Love and Vinay Tripuraneni

M.I.T. Case No. 13529, "Method for Detecting Active and Latent Virally Infected Cells", by Yuan Gong and John Christopher. Love

M.I.T. Case No. 13546, "Method for Assessing Cytotoxicity of Single Cells", by Boris Julg, John Christopher. Love and Navin Varadarajan

M.I.T. Case No. 13627, "Composition of an Array of Microwells with an Integrated Microfluidic System", by John Christopher. Love, Eliseo Papa and Craig M. Story

Because of the M.I.T. license granted to the above company and my equity* position with this company, I acknowledge the potential for a possible conflict of interest between the performance of research at M.I.T. and my contractual or other obligations to this company. Therefore, I will not:

1)	use students at M.I.T. for research and development projects for the company;

2)	restrict or delay access to information from my M.I.T. research;

3)	take direct or indirect research support from the company in order to support my activities at M.I.T.; or

4)	employ students at the company, except in accordance with Section 4.5.2, “Faculty and Students,” in the Policies and Procedures Guide.

3

In addition, in order to avoid the appearance of a conflict, I will attempt to differentiate clearly between the intellectual directions of my M.I.T. research and my contributions to the company. To that end, I will expressly inform my department head/laboratory director annually of the general nature of my activities on behalf of the company.

Signed: /s/ Kerry Love
Date: April 14, 2011

Approved by: /s/ Klaus F. Jensen

Name (print): Klaus F. Jensen

(Dept. Head or Lab Dir)

* "Equity" includes stock, options, warrants or other financial instruments convertible into stock, which are directly or indirectly controlled by the inventor.

4

EXHIBIT B-1

INVENTOR/AUTHOR ACKNOWLEDGMENT OF NO EQUITY DISTRIBUTION

Form Version 7/14/2010

In partial reliance on the undersigned’s execution of this Acknowledgment, M.I.T. has entered into the license agreement to which this Acknowledgment is attached (the “LICENSE”) in which COMPANY received certain licenses to the technology listed below, on some or all of which the undersigned is a listed inventor or author. The undersigned, independently of the LICENSE, has received or will soon acquire equity in Enumeral Technologies, Inc. (“COMPANY”), and, in accordance with M.I.T.’s licensing policies contained in M.I.T.'s Guide to the Ownership, Distribution and Commercial Development of M.I.T. Technology, as that policy may be amended from time to time (specifically §4.10.2 as of this Form Version date), the undersigned, on his/her own behalf and on behalf of his/her heirs and assigns, acknowledges and agrees that he/she has no right to receive any share of equity income received by M.I.T. in consideration for the LICENSE.

Technology Licensed as of the EFFECTIVE DATE of the LICENSE:

M.I.T. Case No. 12393Q, "Screening Assays and Methods", by John Christopher. Love, No Inventor and Jehnna Ronan

M.I.T. Case No. 12967W, "Method for Screening Libraries of Enzymes with Improved Catalytic Properties or Altered Substrate Specificity Using Microwells for the Spatial Separation of Cells Producing the Enzymes", by John Christopher. Love and Kerry Routenberg. Love

M.I.T. Case No. 13528, "Method for Diagnosing Allergic Reactions", by Qing Han, John Christopher. Love and Vinay Tripuraneni

M.I.T. Case No. 13529, "Method for Detecting Active and Latent Virally Infected Cells", by Yuan Gong and John Christopher. Love

M.I.T. Case No. 13546, "Method for Assessing Cytotoxicity of Single Cells", by Boris Julg, John Christopher. Love and Navin Varadarajan

M.I.T. Case No. 13627, "Composition of an Array of Microwells with an Integrated Microfluidic System", by John Christopher. Love, Eliseo Papa and Craig M. Story

Witness: /s/ Kerry Love	Signed: /s/ John Christopher Love

Print Name: John Christopher Love

Date: 4/14/11

5

EXHIBIT B-2

INVENTOR/AUTHOR ACKNOWLEDGMENT OF NO EQUITY DISTRIBUTION

Form Version 7/14/2010

In partial reliance on the undersigned’s execution of this Acknowledgment, M.I.T. has entered into the license agreement to which this Acknowledgment is attached (the “LICENSE”) in which COMPANY received certain licenses to the technology listed below, on some or all of which the undersigned is a listed inventor or author. The undersigned, independently of the LICENSE, has received or will soon acquire equity in Enumeral Technologies, Inc. (“COMPANY”), and, in accordance with M.I.T.’s licensing policies contained in M.I.T.'s Guide to the Ownership, Distribution and Commercial Development of M.I.T. Technology, as that policy may be amended from time to time (specifically §4.10.2 as of this Form Version date), the undersigned, on his/her own behalf and on behalf of his/her heirs and assigns, acknowledges and agrees that he/she has no right to receive any share of equity income received by M.I.T. in consideration for the LICENSE.

Technology Licensed as of the EFFECTIVE DATE of the LICENSE:

M.I.T. Case No. 12393Q, "Screening Assays and Methods", by John Christopher. Love, No Inventor and Jehnna Ronan

M.I.T. Case No. 12967W, "Method for Screening Libraries of Enzymes with Improved Catalytic Properties or Altered Substrate Specificity Using Microwells for the Spatial Separation of Cells Producing the Enzymes", by John Christopher. Love and Kerry Routenberg. Love

M.I.T. Case No. 13528, "Method for Diagnosing Allergic Reactions", by Qing Han, John Christopher. Love and Vinay Tripuraneni

M.I.T. Case No. 13529, "Method for Detecting Active and Latent Virally Infected Cells", by Yuan Gong and John Christopher. Love

M.I.T. Case No. 13546, "Method for Assessing Cytotoxicity of Single Cells", by Boris Julg, John Christopher. Love and Navin Varadarajan

M.I.T. Case No. 13627, "Composition of an Array of Microwells with an Integrated Microfluidic System", by John Christopher. Love, Eliseo Papa and Craig M. Story

Witness: /s/ John Christopher Love	Signed: /s/ Kerry Routenberg Love
Print Name: Kerry Routenberg Love

Date: 4/14/11

6